EL PASO ENERGY CORPORATION
                           RETIREMENT SAVINGS PLAN
                           (Amended and Restated
                           Effective as of January 1, 1997)




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EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN
(Amended and Restated Effective as of January 1, 1997)

CONTENTS
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SECTION                                                                     PAGE

              ARTICLE 1. INTRODUCTION

    1.1       Establishment and History of the Plan                            1
    1.2       Merger of Plans                                                  1
    1.3       Amendment and Restatement of the Plan                            2
    1.4       Applicability of the Plan                                        2
    1.5       Purpose of the Plan                                              2

              ARTICLE 2. DEFINITIONS

    2.1       General Definitions                                              3
    2.2       Gender and Number                                               14

              ARTICLE 3. PARTICIPATION AND SERVICE

    3.1       Date of Participation                                           15
    3.2       Duration                                                        16
    3.3       Transfers to Participation                                      16
    3.4       Inactive Participant                                            16
    3.5       Service                                                         17
    3.6       Special Tenneco Retroactive Participation Provisions            19

              ARTICLE 4. CONTRIBUTIONS

    4.1       Basic Contributions                                             20
    4.2       Elections                                                       22
    4.3       Election Changes                                                22
    4.4       Suspension of Basic Contributions                               22
    4.5       Compensation Reduction                                          22
    4.6       Supplemental Contributions                                      23
    4.7       Changes in Supplemental Contributions                           23
    4.8       Suspension of Supplemental Contributions                        23
    4.9       Transfer and Crediting of Basic and Supplemental Contributions  23
    4.10      Flex Contributions                                              24
    4.11      Restrictions on Basic Contributions and Flex Contributions      24



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EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN
(Amended and Restated Effective as of January 1, 1997)

CONTENTS
--------------------------------------------------------------------------------


SECTION                                                                     PAGE

              ARTICLE 5. COMPANY MATCHING CONTRIBUTIONS AND ROLLOVERS

    5.1       Company Matching Contributions                                  27
    5.2       Restrictions on Company Matching Contributions                  27
    5.3       Deductibility Limitation                                        30
    5.4       Transfer of Company Matching Contributions                      30
    5.5       Crediting of Company Matching Contributions                     30
    5.6       Rollovers                                                       31

              ARTICLE 6. MAXIMUM CONTRIBUTIONS AND BENEFIT LIMITATIONS

    6.1       Limitation on Annual Additions                                  33
    6.2       Other Defined Contribution Plans                                33
    6.3       Defined Benefit Plans                                           34
    6.4       Adjustment of Allocations                                       34

              ARTICLE 7. BENEFITS

    7.1       Vesting                                                         35
    7.2       Distributions Upon Separation from Service                      35
    7.3       Distributions Upon Death or Divorce                             36
    7.4       Form of Payments                                                37
    7.5       Timing of Payments                                              38
    7.6       Withdrawals                                                     39
    7.7       Age 59-1/2 Withdrawals                                          40
    7.8       Loans to Participants and Beneficiaries                         41
    7.9       Debiting of Investment Funds                                    44
    7.10      Missing Persons                                                 44
    7.11      Requirement for Consent to Certain Distributions                45
    7.12      Eligible Rollover Distributions                                 45




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EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN
(Amended and Restated Effective as of January 1, 1997)

CONTENTS
--------------------------------------------------------------------------------


SECTION                                                                     PAGE

              ARTICLE 8. INVESTMENT ELECTIONS

    8.1       Investment of Contributions                                     47
    8.2       Investment Transfers                                            47
    8.3       Investment Elections                                            47
    8.4       Transfer of Assets                                              48
    8.5       Voting Company Stock                                            48
    8.6       Tender Offers                                                   48
    8.7       Securities Law Requirements                                     49
    8.8       Compliance With ERISA Section 404(c)                            50
    8.9       Tenneco Stock Fund                                              51

              ARTICLE 9. ACCOUNTS AND RECORDS OF THE PLAN

    9.1       Accounts and Records                                            52
    9.2       Investment Funds                                                52
    9.3       Valuation Adjustments                                           53
    9.4       Accounts and Contributions from Merged Plans                    53

              ARTICLE 10. FINANCING

    10.1      Financing                                                       55
    10.2      Employer Contributions                                          55
    10.3      Non-Reversion                                                   55
    10.4      Transactions Involving Employer Securities                      56

              ARTICLE 11. ADMINISTRATION

    11.1      Named Fiduciaries                                               57
    11.2      Committee                                                       57
    11.3      Organization of Committee                                       58
    11.4      Procedures                                                      58
    11.5      Committee's Powers and Duties                                   58
    11.6      Committee's Decisions Conclusive                                59
    11.7      Indemnity                                                       60
    11.8      Claims Procedure                                                60
    11.9      Compensation and Expenses                                       61



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EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN
(Amended and Restated Effective as of January 1, 1997)

CONTENTS
--------------------------------------------------------------------------------


SECTION                                                                     PAGE

              ARTICLE 12. PLAN AMENDMENT, TERMINATION, MERGER, AND ADOPTION BY AFFILIATES

    12.1      Amendment and Termination                                       63
    12.2      Limitations on Amendments                                       63
    12.3      Distribution on Termination                                     64
    12.4      Corporate Reorganization                                        64
    12.5      Plan Merger or Transfer                                         65
    12.6      Affiliate Participation                                         65
    12.7      Action Binding on Participating Affiliates                      65
    12.8      Termination of Participation of Affiliate                       65

              ARTICLE 13. TOP-HEAVY PROVISIONS

    13.1      Application                                                     67
    13.2      Key Employees                                                   67
    13.3      Top-Heavy Group                                                 68
    13.4      Additional Rules                                                69
    13.5      Code Section 415(h) Adjustment                                  69
    13.6      Minimum Contributions                                           70

              ARTICLE 14. MISCELLANEOUS PROVISIONS

    14.1      Employment Rights                                               71
    14.2      No Examination or Accounting                                    71
    14.3      Investment Risk                                                 71
    14.4      Non-Alienation                                                  71
    14.5      Incompetency                                                    72
    14.6      Severability                                                    73
    14.7      Service of Legal Process                                        73
    14.8      Headings of Articles and Sections                               73
    14.9      Applicable Law                                                  73
    14.10     Special Delayed Effective Date                                  73
    14.11     Special Military Leave Provisions                               73

              INVESTMENT FUND APPENDIX                                       A.1
              PARTICIPATING EMPLOYER APPENDIX                                B.1



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ARTICLE 1. INTRODUCTION

1.1 ESTABLISHMENT AND HISTORY OF THE PLAN

Effective as of January 1, 1992, El Paso Natural Gas Company ("Company") established the "El Paso Natural Gas Company Retirement Savings Plan" ("1992 Plan") as a successor to the qualified defined contribution plan originally established by the Company effective as of January 1, 1961. The 1992 Plan was established in anticipation of a corporate separation of the Company and its Affiliates from the Burlington Resources Inc. Code section 414(b) controlled group ("Corporate Separation") that resulted in a spinoff from the Burlington Resources Inc. Retirement Savings Plan ("BR Plan") to the 1992 Plan. The BR Plan at that time constituted a version of the Company's original, 1961 plan. The 1992 Plan became applicable to certain Employees on July 1, 1992 ("Plan Implementation Date" as described in the 1992 Plan), and certain BR Plan participants had their BR Plan balances transferred directly from the BR Plan to the 1992 Plan, as provided in section 12.4 of the 1992 Plan. With respect to such BR Plan participants, the 1992 Plan was, to the full extent as legally required, treated as a continuation of the BR Plan and included all such participants' years of participation in the BR Plan prior to the participants' participation in this Plan, and preserved all legally protected, valuable rights of such participants with respect to the transferred account balances in accordance with Code sections 414(l) and 411(d)(6), as well as other applicable laws, all as provided in the 1992 Plan. The 1992 Plan, as subsequently amended after its establishment, was amended and restated effective as of February 1, 1996 ("1996 Plan").

1.2 MERGER OF PLANS

Effective as of January 1, 1997, two other defined contribution plans ("Merged Plans"), the "Tenneco Energy Plan" and the "Cornerstone Plan", as defined herein, are merged into the 1996 Plan. This amended and restated Plan reflects the merger of such Plans. With respect to the "Tenneco Participants" and "Cornerstone Participants", as defined herein, the amended and restated Plan as described in section 1.3 is, to the full extent as legally required, treated as a continuation of the Merged Plans, with all legally protected, valuable rights of such Participants protected in accordance with Code sections 414(l) and 411(d)(6), as well as other applicable laws.

1.3 AMENDMENT AND RESTATEMENT OF THE PLAN

The 1996 Plan is hereby amended and restated effective as of January 1, 1997 ("Plan") as set forth herein, to reflect the merger of the Merged Plans



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into the 1996 Plan and to reflect certain design changes. "Plan" shall also mean the Plan as it may be amended from time to time hereafter; and where the content requires, "Plan" shall also mean the 1996 Plan as it existed prior to January 1, 1997. Additionally, as part of the creation of this amended and restated Plan, the name of the Plan is changed to the "El Paso Energy Corporation Retirement Savings Plan."

1.4 APPLICABILITY OF THE PLAN

The Plan as amended and restated herein shall apply to Participants under the Plan from and after January 1, 1997, the Plan's "Restatement Date", with respect to participation under the Plan from and after such Restatement Date. Certain provisions of the Plan are not effective as to "EP Participants", as defined herein, until April 1, 1997, as further explained in section 14.10. Additionally, the provisions of the Plan are retroactively effective to certain former employees of Tenneco prior to the Restatement Date, as further explained in section 3.6.

1.5 PURPOSE OF THE PLAN

This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of saving to provide additional security for their retirement. For tax purposes, the Plan and Trust maintained as a part thereof are intended to qualify under Code sections 401(a) and 501(a), with the Plan qualifying and being hereby designated as a "profit-sharing plan" under Code section 401(a)(27), which includes a qualified cash or deferred arrangement and nondiscriminatory matching contributions. In accordance with Code section 401(a)(27)(A), determinations shall be made with respect to Basic Contributions and Flex Contributions that are provided on a before-tax basis without regard to whether the Company and its Affiliates have current or accumulated profits. However, Company Matching Contributions shall be conditioned on the availability of current and/or accumulated profits.




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ARTICLE 2. DEFINITIONS

2.1 GENERAL DEFINITIONS

In addition to any other definitions set forth in other sections of the Plan, the following terms shall have the respective meanings set forth below when used in the Plan, except as otherwise expressly provided herein:

(a) "AFFILIATE" means a corporation or other employer which, at the time for which the determination is made, is controlled by, or under common control with, the Company, within the meaning of sections 414 and 1563 of the Code. The determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of section 1563, and solely for the purpose of applying the limitations of Article 6 and section 13.5 of this Plan and for the purpose of allowing a related corporation or other employer to adopt the Plan with the Company's permission under an arrangement resulting in treatment of the Plan as a multiple employer plan described in Code section 413(c), the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1). In addition, to the extent that the context may so require, "Affiliate" shall mean a member of an affiliated service group (within the meaning of Code section 414(m)) of which the Company or an Affiliate is a member, any leasing organization (as defined in Code section 414(n)) to the extent its employees constitute Leased Employees with respect to the Company or any Affiliate, and any other entity required to be aggregated with the Company in accordance with section 414(o) of the Code.

(b) "ALTERNATE PAYEE" means a spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Participant.

(c)      "ANNUAL  ADDITION"  means  with  respect  to  any  Participant, the sum
          of  the  following   items  for  a  Plan  Year  (which  is  also  the
          limitation year): (i) all employer and Employee contributions (including as employer contributions both before-tax Basic Contributions and Flex Contributions elected by the Participant) and all forfeitures allocated to the Participant under this and any other qualified defined contribution plan maintained by the Company or an Affiliate, and (ii) any contributions allocated to any individual medical account under a qualified defined benefit plan or a welfare benefit fund to the extent required by Code section 415(l) or 419A(d)(2). The Annual Additions resulting from contributions to the Plan shall be determined on a cash basis as of the time of the contribution, except



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         that  contributions  made  after  the end of the  prior  Plan  Year and treated as attributable to such prior year for purposes of deductions and percentage testing under sections 4.11 and 5.2 shall be treated as Annual Additions for such prior year.

(d) "BASIC CONTRIBUTIONS" means contributions made by the Employer or Employee under section 4.1 at the election of the Employee and any similar amounts transferred from the BR Plan or any Other Plan.

(e) "BENEFICIARY" means the person or persons (who may be named contingently or successively) designated by a Participant (or the Beneficiary of a deceased Participant) to receive his Account in the event of his death. Each designation shall be in the form prescribed by the Committee, shall be effective only when filed in writing as prescribed by the Committee, and shall revoke all prior designations by the same Participant. The designation by a married Participant of someone other than his spouse as a Beneficiary shall be invalid unless the spouse consents in writing to such designation, the consent acknowledges the effect of such designation and is notarized or is witnessed by a Plan representative, and the Beneficiary designation complies in all other respects with the requirements of Code sections 401(a)(11)(B)(iii)(I) and 417(a)(2). However, no consent shall be required if it is established to the satisfaction of the Plan representative that such consent cannot be obtained because there is no spouse or because the spouse cannot be located. If there is no surviving spouse and if no other Beneficiary is designated, then the Beneficiary shall be the Participant's estate. If a designation is ineffective in whole or in part, all or such part of the Participant's Account as has not been distributed, shall be payable to the Participant's surviving spouse, or if the deceased Participant has no surviving spouse, to his estate. If a designated Beneficiary is receiving payments and does not survive to receive all payments due hereunder, the remaining payments shall be made to his Beneficiary or, if there is none, to his estate.

  (f)     "BOARD OF  DIRECTORS"  means the Board of  Directors  of the  Company.

  (g) "CHANGE DATE" means any business day during a Plan Year as of which a Participant is allowed to make an election that changes his level of contributions or his investments under the Plan in accordance with the terms and limitations specified below and elsewhere in the Plan. A Change Date may be used by a Participant to begin, stop, increase, or decrease the amount of Basic Contributions or Supplemental Contributions to his Account under the Plan, or to change the before-tax or after-tax nature of Basic Contributions, or to direct the way that amounts in his Account are to be invested, or to make any number of the foregoing



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         choices on any Change  Date.  All  choices  that  are   implemented  on
         behalf   of  a  Participant  on  a  Change  Date  are  subject  to  the satisfaction of such reasonable procedural requirements as may be specified in the Plan or prescribed by the Committee, which procedures may include the ability to make changes through a voice response or electronic means, or may require the completion of appropriate forms. Notwithstanding the foregoing, the Committee may change the timing of Change Dates to any other date or dates that it deems appropriate and may relax or eliminate any restrictions on the frequency of the Change Dates on which any or all elections described in this section may be made. Before implementing any such change, the Committee shall provide appropriate notice to Participants.

(h) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Where reference is made to an incorrect or outdated Code section, the reference shall be reformed to indicate a proper Code section that is consistent with the context and the intended meaning.

(i) "COMMITTEE" means the committee appointed by the Chief Executive Officer to administer the Plan as described in section 11.2 hereof.

(j) "COMPANY" means El Paso Natural Gas Company, doing business as "El Paso Energy Corporation."

(k) "COMPANY MATCHING CONTRIBUTIONS" means the matching contributions made by an Employer under section 5.1 on behalf of a Participant, conditioned on the making of certain Basic Contributions, as described in Articles 4 and 5, and includes any similar amounts transferred from the BR Plan or any Other Plan.

(l) "COMPANY STOCK" means the common stock described in the definition of the Company Stock Fund.

(m) "COMPENSATION" means, with respect to a Participant for a period considered under the Plan, the Participant's full salary and wages from an Employer (including all payments of salary, wages, short-term disability or sick pay continuation of salary and wages, spot bonuses and nondeferred annual performance bonuses, shift differentials, and overtime compensation) plus his before-tax Basic Contributions under this Plan and any Code section 125 salary reduction amounts under a plan maintained by the Company or an Affiliate, but excluding all amounts described in the next following sentence, and provided, in addition, that Flex Contributions shall also be treated as Compensation hereunder, but only if and to the extent that a Participant elects to



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         have unmatched Flex Contributions made on his behalf under the Plan and then only for the purpose of making such Flex Contributions. All of the following items shall be excluded in determining a Participant's
         Compensation: (i) gifts and other non-bonus payments of like character,
         (ii) reimbursement  for   expenses  or allowances  therefor,  including
         automobile  allowances  and   moving   allowances,  (iii)  any   amount
         contributed by the Employer to any   pension  plan or plan of  deferred
         compensation other than this Plan, (iv) any amount contributed by the Employer to this Plan other than before-tax contributions elected by the Participant, (v) any amount paid by an Employer or a separate funding vehicle under a long-term disability plan, (vi) termination payments, (vii) income attributable to the exercise of options or lapse
         of   restrictions  on  Company  Stock,  (viii)  any  other  special  or extraordinary forms of remuneration, whether or not paid pursuant to an incentive compensation plan and (ix) any amount paid by the Employer for other fringe benefits, such as health and welfare, hospitalization, group life insurance benefits, or perquisites.

         As required by Code section 401(a)(17), Compensation shall be determined after application of the annual dollar limitations of Code section 401(a)(17). For this purpose, from and after the Restatement Date, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed the 1994 base year limitation of $150,000, as such amount may be adjusted or changed from year to year in accordance with the adjustment provisions of Code section 401(a)(17), or as a result of changes to the provisions of Code section 401(a)(17). If the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. The rules regarding permitted disparity and the use of Compensation for a prior Plan Year do not apply to this Plan because it does not provide for any permitted disparity or any use of Compensation for a prior Plan Year in determining an Employee's contributions or benefits.

(n)      "CORNERSTONE" means "Cornerstone Natural Gas, Inc." and its affiliates.

(o) "CORNERSTONE PARTICIPANT" means an Employee or a former employee of Cornerstone who is a participant with a balance credited to his account under the Cornerstone Plan immediately prior to and as such account is



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         merged into the Plan as of the Restatement Date.

(p) "CORNERSTONE PLAN" means the "Cornerstone Natural Gas, Inc. Employee Savings Plan", as such Plan exists immediately prior to and as of the Restatement Date when such Plan is merged with and into this Plan.

(q) "DISABILITY" means a total and presumably permanent incapacity resulting from personal injury or sickness whether or not resulting from employment with the Employer, which in the opinion of the Committee, after reviewing any medical evidence and requiring any reasonable medical examination the Committee considers necessary, will prevent a Participant or inactive Participant from performing the principal duties of his occupation and from engaging in any employment or occupation for remuneration or profit for which he is or may reasonably become qualified by training, education or experience. The Committee may rely upon the adjudication of such Participant's or inactive Participant's total and permanent disability by the Social Security Administration, or such other evidence as the Committee, in its discretion, deems appropriate.

(r) "EASTEX PARTICIPANT" means an Eligible Employee who is or was an Employee of Eastex Gas Transmission Company and who became a Participant under the Plan effective as of January 1, 1996, or on some later date before February 1, 1996.

(s) "ELIGIBLE EMPLOYEE" means any Employee employed on a salaried basis by an Employer other than an Employee, if there is any, who is (i) a member of a unit covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining and no provision was made for including such Employee in the Plan,
         (ii) a nonresident alien who receives no earned income from an Employer which constitutes income from sources within the United States, or (iii) a Leased Employee.

(t) "EMPLOYEE" means any person who is employed as a common law employee by the Company or an Affiliate, as determined from appropriate personnel records, and shall also include any Leased Employee to the extent required under Code section 414(n) and Code section 401(a), 410, 411, 415 or 416.

(u) "EMPLOYER" means either the Company or any Affiliate which, with the approval of the Company, elects to become a party to the Plan by adopting the Plan for the benefit of some or all of its Eligible Employees.

(v) "EP PARTICIPANT" means an Employee or former Employee who is a "Participant" under the Plan with a balance credited to his Account immediately prior to and as of the Restatement Date.



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(w)      "EP PRIOR PLAN" means this Plan, and the terms and provisions  thereof, as it exists immediately prior to the Restatement Date.

(x) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(y) "FLEX CONTRIBUTION" means an amount transferred from the Code section 125 FlexPlan of the Company on a before-tax basis at a Participant's election and credited to his Basic Account, and includes any similar contributions transferred from the BR Plan or an Other Plan.

(z)      "HIGHLY COMPENSATED EMPLOYEE"  means  an  Employee  described  in  Code section 414(q) and generally includes any Employee who:

         (1) during the Plan Year or immediately preceding Plan Year, was at any time a 5-percent owner (as defined in subsection 13.2(b) of the Plan); or

         (2) during the preceding Plan Year, received compensation in excess of $80,000, as adjusted by reference to Code section 414(q).

         For purposes of this subsection, "compensation" means Section 415 Compensation for the Plan Year plus any Code section 401(k) deferrals (including before-tax Basic Contributions and Flex Contributions under this Plan) and any Code section 125 salary reduction amounts under a plan maintained by the Company or an Affiliate for the Plan Year.

         A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he incurred a Separation from Service or at any time after attaining age 55.

(aa) "INVESTMENT FUND" means any of the following funds of the Trust Fund, all of which may hold a reasonable amount of cash and liquid assets in addition to the assets described below, but may not include direct holdings by t he Trustee of securities of an Employer except as specifically authorized in the case of the Company Stock Fund and Tenneco Stock Fund, and each of which may make appropriate investments either directly, or indirectly by means of securities of a regulated investment company or trust or interests in an insurance company's pooled account or a common trust fund or collective investment fund of a bank or similar financial institution with a similar investment purpose, in accordance with the description of the fund:

         (1) A "COMPANY STOCK FUND" which shall be invested primarily in shares of the common stock of the Company.

         (2) A "TENNECO STOCK FUND" as further described in section 2.1(ss) of the Plan.

         (3) A "LOAN FUND" which shall be invested individually for each borrowing Participant in any loans that such Participant has under the Plan.

         (4) Each such other investment funds as may be designated and selected by the Committee from time to time, and as may be described in the "Investment Fund Appendix" to the Plan as it may exist from time to time.

         By administrative action of the provisions of this section of the Plan, the Committee may designate and make changes as regards the Investment Funds provided for under the Plan. When making Investment Fund changes, the Committee shall do so on a prospective basis with such transition rules as it deems appropriate for the change being made. Investment Fund changes by the Committee may include the elimination of one or more existing Investment Funds or the establishment of one or more additional Investment Funds that are to be invested in such appropriate investments, as described in the Trust, as the Trustee, acting in accordance with the provisions of the Trust and instructions from the Committee or an investment manager designated by the Committee, deems advisable.

(bb) "LEASED EMPLOYEE" means a person who is not a common law employee but who performs services for the Company or an Affiliate pursuant to an agreement with a leasing organization (within the meaning of Code section 414(n)(2)) if such person has performed the services on substantially a full-time basis for a period of at least one year, the services are performed under the primary direction or control of the Company or an Affiliate, and the person is required to be treated as an Employee pursuant to Code section 414(n), but only for the period and the purposes to which such requirements apply.

(cc) "MERGED PLANS" means the Tenneco Energy Plan and the Cornerstone Plan, which are merged into and with this Plan effective as of that time that instantaneously occurs following twelve o'clock midnight on December 31, 1996. References to the merger of such Plans into this Plan as of January 1, 1997 or the Restatement Date shall be the time of merger described herein.

(dd) "OTHER PLAN" means any defined contribution plan maintained by an Affiliate and that is designated by the Committee as an Other Plan for purposes of section 3.3 or section 9.4, provided that such plan is qualified under Code section 401(a) and does not provide a life annuity form of benefit. Section 9.4 provides additional information concerning the transferred funds and accounts of former Participants in the Merged Plans, which are included as "Other Plans."

(ee)     "PARTICIPANT'S  ACCOUNT"  or  "ACCOUNT"  means  the  separate   account
         maintained for each Participant which represents his total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of his Basic Account, his Company Match Account, his IRA Account, his Supplemental Account and his Rollover Account (together with any additional Accounts that the Committee may establish from time to time and including any subaccount that may be maintained under an existing Account), as described further below and in section 9.4 with respect to amounts attributable to certain balances transferred directly to this Plan from similar accounts in an Other Plan.

         (1) "BASIC ACCOUNT" means the Account maintained for each Participant under each Investment Fund in which all or part of the Participant's Basic Contributions and any Flex Contributions have been invested and adjusted from time to time as provided in section 9.3.

         (2) "COMPANY MATCH ACCOUNT" means the Account maintained for each Participant under each Investment Fund in which all or part of the Company Matching Contributions conditioned on certain Basic Contributions have been invested and adjusted from time to time as provided in section 9.3. This Account includes the former subaccount I relating to the value of contributions for periods before 1985 and having a December 31, 1989 grandfathered value (excluding any subsequent earnings and investment gains or losses thereon) that continues to be available for withdrawals under section 7.6, and also includes the former subaccount II relating to the value of contributions for periods after 1984, as such former subaccounts are described in the BR Plan.

         (3) "ROLLOVER ACCOUNT" means the Account described in section 5.6 maintained for each Participant under each Investment Fund in which all or part of the Participant's rollover contributions have been invested and adjusted from time to time as provided in section 9.3.

         (4) "SUPPLEMENTAL ACCOUNT" means the Account maintained for each Participant under each Investment Fund in which all or part of the Supplemental Contributions which have been made by the Participant have been invested and adjusted from time to time as provided in section 9.3.

         (5) "IRA ACCOUNT" means, with respect to amounts attributable to certain balances transferred to this Plan from the BR Plan or any Other Plan, the Account maintained for each Participant under each Investment Fund in which all or part of the deductible contributions made by the Participant, as permitted under the terms of the transferring plan and Code section 219 prior to January 1, 1987, have been invested and adjusted from time to time as provided in section 9.3.

(ff) "PARTICIPANT" means any Eligible Employee who has met the requirements to become a Participant as set forth in section 3.1 hereof, and shall include, where appropriate to the context, any former Participant described in section 3.2 and any inactive Participant described in section 3.4.

(gg) "PAY" means all remuneration for service performed for the Company or an Affiliate which is currently includible in gross income and generally reportable on Form W-2, which remuneration shall, except as prohibited by applicable law and regulations, be the same as Section 415 Compensation. In addition, except as prohibited by Treasury regulations, the Company may elect to include as Pay all before-tax Basic Contributions, Flex Contributions, and other Code section 401(k) elective deferrals and all Code section 125 salary reduction amounts, if any, under a plan maintained by the Company or an Affiliate, provided that such treatment and the determination of Pay in general shall be applied on a consistent basis in accordance with Code section 414(s) and the regulations thereunder. Pay as determined hereunder shall also be subject to and be determined in accordance with the annual dollar limitation under Code section 401(a)(17), as described in section 2.1(m).

(hh)     "PLAN YEAR" means the calendar year.

(ii) "QUALIFIED DOMESTIC RELATIONS ORDER" means a judgment, decree or order (including approval of a property settlement agreement) pursuant to a state domestic relations law (including a community property law) that provides benefits to an Alternate Payee in accordance with Code section 414(p) and subsections 7.3(b) and 11.5(o) and section 14.4 of this Plan and the procedures established thereunder.

(jj) "QUALIFIED NONELECTIVE CONTRIBUTIONS" means any contributions described in Code section 401(m)(4)(C).

(kk)     "RESTATEMENT DATE" means January 1, 1997.

(ll) "SECTION 415 COMPENSATION" means, generally, an Employee's taxable W-2 earnings for income tax purposes under Code section 3401(a), with such modifications as may be required to conform to the definition of "participant's compensation" in Code section 415(c)(3) and the regulation thereunder, and, to the extent consistent with such authorities, shall be construed as an Employee's wages, salaries, commissions, professional fees and other amounts received for personal services rendered in the course of employment with the Company and
         Affiliates: (1) including amounts received through accident or health insurance (but only to the extent includible in gross income), disability payments (whether or not excludable from gross income), earned income from sources outside the United States (whether or not excludable or deductible from gross income), amounts paid or reimbursed for nondeductible moving expenses, the value of nonqualified stock options to the extent includible in gross income in the taxable year in which granted, and amounts includible in gross income upon making the election described in Code section 83(b); but
         (2) excluding Company or Affiliate contributions to a deferred compensation plan (to the extent excludable from gross income when contributed), distributions from a qualified plan, amounts realized on the exercise of nonqualified stock options or when restricted property either becomes transferable or is no longer subject to a substantial risk of forfeitures, amounts realized on the disposition of stock acquired under a qualified or incentive stock option, and other amounts which receive special tax benefits. In applying the provisions of section 13.2 prior to January 1, 1998, "Section 415 Compensation" shall reflect the provisions of Code section 414(q)(4). Effective January 1, 1998, the definition of "Section 415 Compensation" shall be determined by reflecting the application of Code section 415(c)(3)(D).

(mm) "SEPARATION FROM SERVICE" means any termination of the employment relationship between an Employee and the Company or Affiliate for any reason including death, resignation, discharge, retirement or Disability. A Separation from Service shall not occur upon a Participant's transfer to a position where he continues to be an Employee but is no longer an Eligible Employee (whether by reason of becoming a member of a labor union or otherwise), nor shall a
         Separation from Service occur as a result of a leave of absence authorized by the Employer or Affiliate if the Employee returns to employment upon expiration of such leave. Except as otherwise agreed by the parties to the transaction, a disposition of the stock or other ownership interest in a subsidiary or a disposition of substantially all the assets used in a trade or business of an Employer shall be treated as a Separation from Service for the purpose of making lump sum distributions to the Employees who continue to work in essentially the same business and employment position following the disposition, provided that the date of such disposition is treated as a permissible distribution event under Code sections 401(k)(2)(B)(i)(II) and 401(k)(10).

(nn) "SUPPLEMENTAL CONTRIBUTIONS" means the after-tax contributions made by a Participant under section 4.6 and any similar amounts transferred from the BR Plan or any Other Plan.

(oo)     "TENNECO" means "Tenneco Inc." and its affiliates.

(pp) "TENNECO ENERGY PLAN" means the "Tenneco Energy Thrift Plan" that constitutes a spun-off portion of the Tenneco Plan, as such Tenneco Energy Thrift Plan momentarily exists based on terms of the Tenneco Plan provisions covering the employees to be covered by this Plan for the sole purpose of merging the Tenneco Energy Thrift Plan with and into this Plan.

(qq) "TENNECO PARTICIPANT" means an Employee or a former employee of Tenneco who is a participant with a balance credited to his account under the Tenneco Energy Plan immediately prior to and as such account is merged into the Plan as of the Restatement Date.

(rr) "TENNECO PLAN" means the "Tenneco Inc. Thrift Plan", as such Plan exists prior to the Restatement Date.

(ss) "TENNECO STOCK FUND" means the Investment Fund maintained under the Plan that accounts for those shares of stock which are transferred and merged into this Plan from the Tenneco Energy Plan as of the Restatement Date, which shares are the investment fund under such Plan that was used to invest and account for "Tenneco Inc. Common Stock". From and after the Restatement Date, any "Company Stock" constituting a portion of the Tenneco Stock Fund as it is constituted at and immediately following the Restatement Date  shall  be  transferred  and credited to the Company Stock Fund as soon as administratively practicable, at which time such Company Stock shall no longer be part of the Tenneco Stock Fund. The term "Tenneco Stock Fund" shall also mean the separate Investment Funds constituting such Investment Fund that represent the shares of new Tenneco Inc. and Newport News Shipbuilding Inc. held under the Tenneco Stock Fund.

(tt) "TRUST" or "TRUST AGREEMENT" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

(uu) "TRUST FUND" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

(vv) "TRUSTEE" means the corporation, or persons acting as trustee under any Trust Agreement at any time of reference.

(ww) "VALUATION DATE" means each business day during a Plan Year, or such other dates as may be declared by the Committee from time to time.

(xx) "YEAR OF PARTICIPATION" means each 12-month period of Service beginning with the first day a Participant was credited with a balance to his Account (including an account under a Merged Plan) and during which he retained a balance credited to his Account (or such account under a Merged Plan).

2.2 GENDER AND NUMBER
Except when otherwise indicated by the context, any masculine or feminine terminology herein shall also include the opposite gender, and the definition of any term herein in the singular or plural shall also include the opposite number.

ARTICLE 3. PARTICIPATION AND SERVICE

3.1 DATE OF PARTICIPATION

Each person who was a "Participant" as defined under the Plan immediately prior to the Restatement Date shall remain as a Participant as of the Effective Date if he continues to satisfy the conditions for such Participant status on the Restatement Date, and his status as Participant thereafter shall be determined under the provisions of sections 3.2, 3.3 and 3.4. Each Employee other than an Employee described in the immediately preceding sentence shall become a Participant as of the first day on which occurs the later of-

(a) the Restatement Date;

(b) the date on which he becomes an Eligible Employee;  or

(c) the date on hich he completes at least one year of Service.

In addition to and notwithstanding the foregoing provisions of this section 3.1, the following provisions shall apply to "Participant" status under the Plan:

(1) An individual who is a Tenneco Participant and who has a balance transferred to this Plan from the Tenneco Energy Plan effective as of the Restatement Date shall become a Participant under this Plan as of the Restatement Date.

(2) An individual who is a Cornerstone Participant and who has a balance transferred to this Plan from the Cornerstone Plan effective as of the Restatement Date shall become a Participant under this Plan as of the Restatement Date.

(3) An individual described in section 3.6 shall become a Participant as described therein.

(4) An individual who is an Eligible Employee, who was employed in an employment class eligible to participate under the Cornerstone Plan prior to the Restatement Date, and who is not a participant under the Cornerstone Plan due to the lack of the service eligibility requirement under such Plan shall become a Participant under this Plan on the earliest date as provided in the preceding provisions of this section 3.1, but by substituting the required service eligibility period under the Cornerstone Plan for this Plan's one-year Service requirement.

(5) An individual who is an Eligible Employee and who was not a Participant under the Plan due to the lack of the satisfaction of the required age and Service requirements under the Plan prior to the Restatement Date shall continue to be eligible to become a Participant under the Plan in accordance with the Plan's age and Service requirements as in effect under the EP Prior Plan.

Any such Participant described above shall have his continuing status under the Plan determined under the provisions of sections 3.2, 3.3 and 3.4.

3.2 DURATION

An Employee who becomes a Participant shall remain a Participant until he has a Separation from Service, and thereafter shall be a former Participant for as long as he is entitled to receive any benefits under the Plan. A Participant who has a Separation from Service and is subsequently reemployed as an Eligible Employee shall become a Participant as of the date of his reemployment, and shall be eligible to elect to make Basic Contributions or Supplemental Contributions beginning with his reemployment date. A Participant who is transferred from one Employer to another Employer and continues to perform services as an Eligible Employee shall remain a Participant on the same basis as immediately prior to the transfer, except as he may be affected by special provisions of his Employer's adoption agreement relating to this Plan.

3.3 TRANSFERS TO PARTICIPATION

An Employee other than a Participant who is transferred by or from an Employer or Affiliate into employment that causes him to be an Eligible Employee shall become a Participant as of the earliest date he would become a Participant in accordance with section 3.1, except that he shall become a Participant and make elections hereunder as of the date of his transfer if he was a participant in an Other Plan immediately prior to his transfer.

3.4 INACTIVE PARTICIPANT

Any Participant who transfers to an employment status with the Company or an Affiliate in which he is no longer an Eligible Employee shall become an inactive Participant. An inactive Participant shall not be eligible to make Basic Contributions or Supplemental Contributions based on Compensation earned after the date of his transfer during the period he is an Employee. If a Participant becomes an inactive Participant, his Account shall continue to be held under the Plan until he becomes entitled to a distribution under the provisions of Article
7. An inactive Participant shall have the right to receive a loan or make a withdrawal under the provisions of sections 7.6, 7.7, or 7.8, and to exercise voting and investment election rights under Article 8.

3.5 SERVICE

An Employee shall be credited with "Service" in accordance with the following provisions:

(a) Service shall be determined in completed years and days, with each 365 days constituting one year.

(b) An Employee shall receive credit for Service from his Employment Commencement Date until his Severance from Service. All separate periods of Service shall be aggregated for purposes of determining an Employee's Service under the Plan.

(c) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee, the Service he had at such Severance from Service shall be reinstated upon his reemployment and, if such Severance from Service resulted from quit, discharge or retirement, and he is reemployed within a 12-month period from the date of his Severance from Service, he shall be credited with Service for the period between his Severance from Service and his reemployment.

(d) In determining an Employee's Service pursuant to this section 3.5, the following terms shall apply:

       (1)   "Severance from Service" shall mean the earlier of (A) or (B)below:

             (A)    The date the Employee quits, retires, is discharged or dies;
                    or

               (B) In the case of an Employee's absence from employment as an Employee (with or without pay) for any reason other than in
                    (A) above,  such as  vacation,  sickness,  leave of absence, layoff  or  military  service,  the  later  to  occur of the expiration of the period for which the Employee is authorized to be so absent, or the first anniversary of the first day of the Employee's absence; provided, however, an Employee who fails to return to employment at the expiration of such absence shall be deemed to have had a Severance from Service on the first anniversary of the first day of his absence.

       (2) A "One-Year Period of Severance" shall mean each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service during such period. Solely for purposes of determining whether an Employee has incurred a period of severance following a Severance from Service, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for an approved leave for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversary of the first date of absence shall not constitute Service. For purposes of this section 3.5, an absence from work for maternity or paternity reasons means an absence (A) by reason of pregnancy of the Employee, (B) by reason of the birth of a child of the
             Employee, (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

       (3) "Hours of Service" shall mean the hours of service credited to an Employee as follows:

             (A) One hour for each hour for which he is paid, or entitled to payment, by an Employer or Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan.

             (B) One hour for each hour, in addition to the hours in paragraph (A), for which he is directly or indirectly paid, or entitled to payment, by an Employer or Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty or leave of absence.

             (C) One hour for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliate, with no duplication of credit for hours.

             (D) In the case of an Employee whose hours are not required to be counted under applicable Federal wage and hour laws, such Employee shall be credited with Hours of Service on the basis of the equivalency methods provided for under Department of Labor regulation section 2530.00b-3 based on the pay period applicable to such Employee.

             (E) Hours of Service shall be credited in accordance with the rules of Department of Labor regulation section 2530.200b-2(b) and (c), which are incorporated herein by reference.

       (4) "Employment Commencement Date" shall mean the first day on which an Employee is credited with an Hour of Service with an Employer or an Affiliate or, if applicable, the first day following a Severance from Service, on which an Employee is credited with an Hour of Service with an Employer or an Affiliate.

(e) In determining an Employee's Service pursuant to this section 3.5 for periods prior to the date the Employee became an Employee, the Employee's Service shall also include periods of service with any entity which is acquired by, merged with or into or otherwise consolidated or combined with an Employer or an Affiliate as a result of amerger, consolidation or other acquisition or combination, whether effected through a purchase or exchange of assets or stock, or both, and which periods of service are not otherwise credited to such Employee under this section
       3.5. In applying the preceding sentence of this section 3.5(e), any period of service with an affiliated employer of any such entity shall also be recognized if service with such affiliated employer had been recognized for purposes of any Code section 401(a) qualified plan in which the entity and such affiliated employer participated. The determination of service under this section 3.5(e) shall be made in the same manner as the Employee's Service is determined under the preceding provisions of this section 3.5; provided, however, with respect to Tenneco Participants and Cornerstone Participants, such "Service" shall not be less than as provided under section 1.2. All determinations regarding the occurrence of any such acquisition and the application of the foregoing provisions of this section 3.5(e) shall be made by the Committee.

(f) If a Participant is absent from employment for voluntary or involuntary military service with the armed forces of the United States and returns to employment as an Employee within the period required under the law pertaining to veterans' reemployment rights, he shall receive Service credit for the period of his absence from employment.

3.6 SPECIAL  TENNECO  RETROACTIVE  PARTICIPATION  PROVISIONS

An individual who becomes an Eligible Employee prior to the Restatement Date and who immediately prior to such employment was an employee of Tenneco and who would be eligible to actively participate in the Tenneco Plan or Tenneco Energy Plan but for the lack of employment status with Tenneco shall be considered a "Participant" under this Plan for the period prior to the Restatement Date during which he is such Eligible Employee. As regards such special Participant status, the terms and provisions of this Plan as in effect as of the Effective Date shall be retroactively effective to such Participant group, so as to define the terms of their participation in this Plan, except that the contribution provisions of the Tenneco Energy Plan shall be applied as to such Participants' contributions for such interim pre-Effective Date period.

ARTICLE 4. CONTRIBUTIONS

4.1 BASIC CONTRIBUTIONS

(a) From and after the Restatement Date, each Participant may elect to have his Employer contribute to the Plan on his behalf an amount equal to any whole percentage from two percent to ten percent of his Compensation from such Employer during the period in which the election is in effect. Such amount shall be contributed as a Ba sic Contribution that is made on a before-tax basis in lieu of urrent cash payment of the percentage of Compensation that the Participant elected to defer. Such election shall be made in accordance with the rules set forth in this Article 4 and such other consistent rules of an administrative nature as the Committee may prescribe. No before-tax Basic Contributions may be elected under this subsection 4.1(a) for any period during which the Participant has in effect an election to make after-tax Basic Contributions pursuant to subsection 4.1(d).

(b) The Committee shall adopt reasonable procedures to assist a Participant in fulfilling his responsibility of ensuring that the before-tax Basic Contributions and Flex Contributions made on his behalf under this Plan, together with any elective deferrals under other qualified plans of the Company and its Affiliates, for the Participant's taxable year do not exceed $7,000 (or such other amount as may be prescribed under Code section 402(g)(5)), less any other elective deferrals of the Participant under other plans of other employers. The Participant will be treated as having a calendar taxable year and as having no elective deferrals other than before-tax Basic Contributions and Flex Contributions and elective deferrals under other qualified plans of the Company and its Affiliates, unless the Participant notifies the Committee differently, in writing, before his initial election of Basic Contributions for the Plan Year. For purposes of this section 4.1(b), "elective deferrals" include:

       (i) employer contributions to a Code section 401(k) qualified cash or deferred arrangement to the extent excluded from the Participant's gross income for the taxable year pursuant to Code section 402(a)(8);

        (ii) employer contributions to a simplified employee pension to the extent excluded from the Participant's gross income for the taxable year under Code section 402(h)(1)(b); and

       (iii) employer  contributions  to purchase an annuity contract under Code section 403(b) under a salary reduction agreement.

       If the Participant notifies the Committee in writing no later than March 1 following his taxable year of the amount of any excess before-tax Basic Contributions and Flex Contributions that exist under this section 4.1(b) for such taxable year, after the application of the limitations specified under section 4.1(c), the Plan may, but need not, distribute such excess (and any income and investment gain or loss allocable to such excess) to him no later than April 15 following such taxable year and, if so distributed, such excess shall not be included as an Annual Addition for the Participant for the immediately preceding Plan Year. The Pay of the Participant for the Plan Year of the excess before-tax Basic Contributions and Flex Contributions shall be increased by the excess amount that is distributed under this section. The distribution described in this section 4.1(b) may be made notwithstanding any other Plan provision. The Committee shall adopt reasonable procedures for coordinating distributions of excess before-tax Basic Contributions and Flex Contributions under this section 4.1 and section 4.11, in accordance with any applicable legal requirements.

(c) In furtherance of the limitation set forth in section 4.1(b), a Participant's before-tax Basic Contributions and Flex Contributions under this Plan and his Code section 401(k) elective deferrals under other qualified plans of the Company and its Affiliates in each Plan Year shall be restricted, based on the chronological order in which such elective deferrals are contributed, so as not to exceed the $7,000 or other applicable annual limit specified pursuant to section 4.1(b). If a Participant's election to have before-tax Basic Contributions or Flex Contributions made on his behalf causes him to reach the point at which the total of such contributions under the Plan for the year equals such annual limit, then all further before-tax Basic Contributions of the Participant in excess of such limit for such year shall be restricted so as not to exceed the maximum percentage that is eligible for Company Matching Contributions under Article 5 and shall be made and accounted for on an after-tax basis, and all further Flex Contributions elected by the Participant shall be paid to the Participant in cash rather than contributed to the Plan.

(d) In lieu of electing to make any Basic Contributions on a before-tax basis as provided in section 4.1(a), a Participant may elect to make after-tax Basic Contributions of a similar amount and subject to similar rules. After-tax Basic Contributions that are made pursuant to the foregoing sentence or to section 4.1(c) shall be eligible for Company Matching Contributions under section 5.1 to the same extent as if they had been before-tax Basic Contributions, and they shall also be treated as such for all other purposes of the Plan except those directly related to their tax character.

4.2 ELECTIONS

Each Participant (or Employee expected to become a Participant by the time that the election will take effect) shall make the elections described in section 4.1 in accordance with procedures prescribed by the Committee. Except as otherwise provided herein, all elections shall be irrevocable beginning on or after the effective date of the election. The Committee shall from time to time prescribe requirements and procedures for all elections with respect to Basic Contributions and Supplemental Contributions, which procedures may include the making and changing of such Contributions through a voice response or electronic means, or the requirement of completing appropriate forms.

4.3 ELECTION CHANGES

Elections made in accordance with section 4.2 shall remain in effect until a new election to begin, stop, increase, or decrease the Participant's Basic Contributions is made by the Participant in accordance with such requirements and other rules as the Committee may specify from time to time. Any new election so filed shall become effective on the specified Change Date and shall remain in effect until changed under the rules of this section 4.3.

4.4 SUSPENSION OF BASIC CONTRIBUTIONS

A Participant may suspend his Basic Contributions under the Plan by making a change in accordance with such requirements and other rules as the Committee may specify from time to time. The suspension shall become effective as of the specified Change Date. Such Participant may resume Basic Contributions under the Plan by making a new election in accordance with section 4.2. A Participant shall not be permitted to make up suspended Basic Contributions.

4.5 COMPENSATION REDUCTION

Except as otherwise provided in sections 4.1(c) and 4.1(d) with respect to after-tax Basic Contributions, each Participant who makes an election to have the Employer contribute a percentage of his Compensation as Basic Contributions under this Plan shall, by the act of making such election, agree to have his Compensation reduced by an equivalent percentage for so long as the election remains in effect.

4.6 SUPPLEMENTAL CONTRIBUTIONS

A Participant may elect to make after-tax Supplemental Contributions as of any Change Date in accordance with such requirements and other rules as the Committee may specify from time to time, including any requirement relating to the Participant's consent to the payroll deduction of Supplemental
Contributions. Such Supplemental Contributions may be elected only if the Participant has in effect at the time an election to make Basic Contributions in an amount at least equal to six percent of Compensation, which is the maximum percentage for which the Participant is eligible to receive a Company Matching Contribution. Such Supplemental Contributions shall, upon satisfaction of the conditions for making such Contributions, be in any whole percentage between one percent and five percent of the Participant's Compensation as he shall elect to contribute on an after-tax basis with respect to Compensation from the Employer during the period in which the election is in effect. In no event shall a Supplemental Contribution be matched by a Company Matching Contribution on behalf of the Participant.

4.7  CHANGES IN SUPPLEMENTAL CONTRIBUTIONS

A Participant may change the percentage of his Supplemental Contributions as of any Change Date in accordance with the election procedures of section 4.6 and subject to the conditions in such section 4.6 and section 4.8 for continued eligibility to make Supplemental Contributions.

4.8 SUSPENSION OF SUPPLEMENTAL CONTRIBUTIONS

A Participant may suspend his Supplemental Contributions effective as of any Change Date in accordance with such requirements and other rules as the Committee may specify from time to time. A Participant may thereafter elect to have his Supplemental Contributions resumed, at the same or a changed rate permitted under section 4.6, effective as of any subsequent Change Date. In addition, a Participant's Supplemental Contributions will be automatically suspended during any period in which he is permitted to elect the required minimum level of Basic Contributions specified in section 4.6 and has chosen not to do so. A Participant shall not be permitted to make up suspended Supplemental Contributions.

4.9  TRANSFER AND CREDITING OF BASIC AND SUPPLEMENTAL CONTRIBUTIONS

Each Participant's Basic Contributions and Supplemental Contributions shall be transferred to the Trust Fund as soon as they can reasonably be segregated from the Employer's general assets. Basic Contributions shall be allocated to the Participant's Basic Account, and Supplemental Contributions shall be allocated to the Participant's Supplemental Account, as of such dates when such Contributions are deposited to the Trust Fund.

4.10 FLEX CONTRIBUTIONS

In accordance with rules established by the Committee that are consistent with the rules of the Employer's Code section 125 cafeteria plan covering the Participant, the Participant may elect to have his Employer transfer to the Trust Fund, as a Flex Contribution made on a before-tax basis on his behalf, all or a portion of the amounts available for such transfer under such cafeteria plan. The Flex Contribution shall be transferred to the Trust when the amounts subject to this election are made available and shall then be credited immediately to the Participant's Basic Account. In no event shall a Flex Contribution be matched by a Company Matching Contribution on behalf of the Participant.

4.11 RESTRICTIONS ON BASIC CONTRIBUTIONS AND FLEX CONTRIBUTIONS

In conjunction with Participant elections of Basic Contributions and at such other times throughout the Plan Year as the Committee may determine, the Committee shall require testing of the elections of before-tax Basic Contributions and Flex Contributions by Participants (and any other Employer contributions that the Company elects to include in the testing under the conditions specified below) to assure that the average deferral percentage for the Plan Year of Participants who are Highly Compensated Employees will not exceed the greater of:

(a) 1.25 times the average deferral percentage for the preceding Plan Year of all other Participants who were non-Highly Compensated Employees for such Plan Year, or

(b) the lesser of (i) 2 percentage points more than, or (ii) 2 times the average deferral percentage for the preceding Plan Year of all other Participants who are non-Highly Compensated Employees for such Plan Year.

For purposes of this section, the term "average deferral percentage" for each group of Participants for any period shall be the average of the percentages, calculated separately for each Participant in such group, of the aggregate amount of Pay that each Participant elects to have contributed to the Plan for the period as before-tax Basic Contributions or Flex Contributions, provided that, if the Company so elects in accordance with rules prescribed by the Secretary of the Treasury, Qualified Nonelective Contributions and Code section 401(m) matching contributions (including Company Matching Contributions under this Plan) that meet the withdrawal and vesting requirements of Code sections 401(k)(2)(B) and (C) shall be added to before-tax Basic Contributions and Flex Contributions in computing each Participant's average deferral percentage. Except as provided in Treasury Regulations, excess before-tax Basic

Contributions and Flex Contributions under section 4.1(b) shall be treated as an amount elected under section 4.2 and contributed to the Plan, whether or not such excess contribution is distributed.

Advance testing done under this section 4.11 shall be based on a Participant's annual rate of Pay in effect at the time of the test, and corrections to be made to reduce the amount in excess of the maximum permissible deferral percentage shall be made from Pay to be earned for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section 4.11 shall be based on the Participant's actual Pay and applicable contributions subject to testing for the Plan Year.

The adjustments in this paragraph shall be made if, at the end of the Plan Year, the percentage of before-tax Basic Contributions and Flex Contributions elected by Highly Compensated Employees (and any other Employer contributions that are included in the testing at the Company's election) would (if not distributed) cause the average deferral percentage of such Participants to exceed the maximum deferral percentage permitted for the Plan Year under this section 4.11. In such a case, before the end of the following Plan Year, the excess amount of such contributions (and the income and investment gain or loss attributable thereto) for the Highly Compensated Employees shall be distributed to such Participants in the order of their actual dollar amounts contributed and considered in the testing, beginning with the Highly Compensated Employees with the highest of such actual dollar amounts until the limitations of this section 4.11 are met. For this purpose, the income and investment gain or loss attributable to the excess contribution being distributed shall be determined under the Plan's normal method of accounting for the period following such contribution and continuing until the end of the Plan Year in which such contribution was made, excluding any subsequent period in the following Plan Year prior to the distribution of the excess amount. Except as otherwise required by applicable regulations, any amount distributed under this paragraph to a Highly Compensated Employee shall be included in that Employee's taxable wages for the Plan Year for which the contribution was made. The distribution described in this section
4.11 may be made notwithstanding any other Plan provision. The Committee shall adopt reasonable procedures for coordinating distributions of excess contributions under this section 4.11 and subsection 4.1(b).

Moreover, notwithstanding the foregoing rules, the Committee shall take steps to ensure that this section 4.11 is interpreted and administered so as to comply with applicable legal requirements for the determination of what amounts constitute excess Code section 401(k) elective deferrals and for the return of such excess amounts and any income and investment gain or loss attributable thereto. If two or more plans which include Code section 401(k) cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this section 4.11. If any Highly Compensated Employee is a participant under two or more cash or deferred arrangements of an Employer or Affiliate, all such cash or deferred arrangements shall be treated as one such arrangement for purposes of determining the actual deferral percentage with respect to such Employee. Moreover, no benefits other than Code section 401(m) matching contributions shall be conditioned on a Participant's election of before-tax Basic Contributions or Flex Contributions under this Plan.

All determinations under this section 4.11 shall comply with Code section 401(k) and the regulations thereunder which are applicable with respect to the then existing provisions of Code section 401(k). In the event of any conflict, the rules of such Code section and regulations shall control.

ARTICLE 5. COMPANY MATCHING CONTRIBUTIONS AND ROLLOVERS

5.1 COMPANY MATCHING CONTRIBUTIONS

(a) Subject to section 5.2 and the other limitations under this Plan, the Employer shall make Company Matching Contributions in an amount equal to "applicable percentage" of the "considered Basic Contributions" made on behalf of each Participant who has such considered Basic Contributions allocated to his Account during the month to which such Contributions relate. Such Company Matching Contributions shall be allocated to the Company Match Account of the Participants for whom matchable Basic Contributions are made, at the times and as of the Valuation Dates applicable to such Basic Contributions. For purposes of this subsection 5.1(a), the term "applicable percentage" shall mean 75 percent, and the term "considered Basic Contributions" shall mean that amount of the Participant's Basic Contributions for the relevant determination period which is not in excess of six percent of such Participant's Compensation for such determination period.

(b) Notwithstanding subsection 5.1(a), Company Matching Contributions may be made only if and to the extent that the Company and its Affiliates have current and/or accumulated profits, as determined in accordance with the Company's accounting records prior to taxes and contributions to this Plan that are treated for tax purposes as made by an Employer.

(c) Company Matching Contributions with respect to Basic Contributions attributable to periods from and after the Restatement Date shall be made in Company Stock, except for cash in lieu of fractional shares of Company Stock as may be determined to be necessary to make such Contributions. In lieu of contributing Company Stock, the Company may elect to contribute cash to be used to purchase Company Stock. Such contributions made in Company Stock or used to purchase Company Stock shall initially be invested in the Company Stock Fund as part of a Participant's Account, notwithstanding an investment direction in effect by the Participant.

5.2 RESTRICTIONS ON COMPANY MATCHING CONTRIBUTIONS

At such times throughout the Plan Year as the Committee may determine, the Committee shall require testing to assure that the contribution percentage for the Plan Year of Participants who are Highly Compensated Employees will not exceed the greater of:

(a) 1.25 times the contribution percentage for the Preceding Plan Year of all other Participants who were non-Highly Compensated Employees for such Plan Year, or

(b) the lesser of (i) 2 percentage points more than, or (ii) 2 times the contribution percentage for the preceding Plan Year of all other Participants who are non-Highly Compensated Employees for such Plan Year.

For purposes of this section 5.2, the term "contribution percentage" for each group of Participants shall be the average of the ratios, calculated separately for each Participant in such group, of the aggregate amount of Company Matching Contributions, after-tax Basic Contributions, and Supplemental Contributions made by or on behalf of the Participant for the Plan Year to that Participant's Pay for the Plan Year. To the extent permitted by Treasury Regulations, the Company may elect, in computing contribution percentages, to treat Qualified Nonelective Contributions and Code section 401(k) elective deferrals (including before-tax Basic Contributions and Flex Contributions) for the Plan Year as Company Matching Contributions.

Advance testing under this section 5.2 shall be based on a Participant's level of after-tax Basic Contributions and Supplemental Contributions and his annual rate of Pay in effect at the time of the test, and corrections to be made to reduce the amount in excess of the maximum permissible contribution percentage shall be from Company Matching Contributions and Supplemental Contributions to be made for the remainder of the Plan Year. Final Plan Year compliance with the restrictions of this section 5.2 shall be based on the Participant's actual Pay and applicable contributions subject to testing for the Plan Year.

The adjustments in this paragraph shall be made if, at the end of the Plan Year, the contribution percentage of Highly Compensated Employees exceeds the maximum contribution percentage permitted for the Plan Year under this section 5.2. In such a case, before the end of the following Plan Year--

(1) the excess Supplemental Contributions (and income and investment gain or loss attributable thereto) for Highly Compensated Employees shall be distributed to such Participants,

(2) the excess after-tax Basic Contributions and any related Company Matching Contributions (and the income and investment gain or loss attributable thereto) for Highly Compensated Employees shall be distributed to such Participants (or, in the case of an amount related to a forfeitable Company Matching Contribution, shall be forfeited), and

(3) the remaining excess Company Matching Contributions (and income and investment gain or loss attributable thereto) for Highly Compensated Employees shall be distributed to such Participants if nonforfeitable or forfeited if forfeitable, in the order of their actual dollar amounts contributed and considered in the testing, beginning with the Highly Compensated Employee with the highest of such actual dollar amounts until the limitations of this section are met.

(4) For purposes of the foregoing, the income and investment gain or loss attributable to the excess contribution being distributed (or forfeited, as the case may be) shall be determined under the Plan's normal method of accounting for the period following such contribution and continuing until the end of the Plan Year in which such contribution was made, excluding any subsequent period in the following Plan Year prior to the distribution of the excess amount. Except as otherwise required by applicable regulations, any amount distributed under this paragraph to a Highly Compensated Employee (other than a return of his after-tax Basic Contributions or Supplemental Contributions) shall be included in that Employee's taxable wages for the Plan Year for which the contribution was made. The distribution described in this section 5.2 may be made notwithstanding any other Plan provision.

(5)    Any amounts forfeited in accordance with the foregoing provisions of this section 5.2 shall not be available for reallocation to the Account of the Participant who had such amount forfeited.

In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then this section 5.2 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two or more plans of an Employer or Affiliate to which such contributions are made, all such contributions shall be aggregated for purposes of this section 5.2. Any Employee required to be taken into consideration under Code section 401(m)(5) shall be treated as an eligible Employee in accordance with such Code section for purposes of the application of this section 5.2. Moreover, the determination of excess contributions under this section 5.2 shall be made after first determining the excess deferrals (within the meaning of Code section 402(g)) pursuant to subsection 4.1(b) of this Plan and then determining the excess Code section 401(k) deferrals pursuant to section 4.11 of this Plan.

All determinations under this section 5.2 shall comply with Code section 401(m) and the regulations thereunder which are applicable with respect to the then existing provisions of Code section 401(m), including any such regulations as may be necessary to prevent the multiple use of the alternative percentage limitations in Code sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) with respect to any Highly Compensated Employee and also including regulations permitting appropriate aggregation of plans and contributions. In the event of any conflict, the rules of such Code sections and regulations shall control.

To correct any situation that would, if not corrected, result in multiple use of the alternative percentage limitations, the Plan shall reduce the actual contribution percentage of all Highly Compensated Employees who are eligible under the arrangement subject to Code section 401(m). This reduction shall be made in accordance with the ordering rules for reducing contributions that are described earlier in this section 5.2 and shall be consistent with the requirements of any applicable regulations under Code section 401(m).

5.3 DEDUCTIBILITY LIMITATION

The dollar amount of Company Matching Contributions shall be limited to the amount deductible under section 404 of the Code for the taxable year in which such amounts accrue or are paid, including by means of carryover deductions. All contributions under the Plan which are subject to the deductibility provisions under Code section 404 are hereby specifically conditioned on such deductibility.

5.4 TRANSFER OF COMPANY MATCHING CONTRIBUTIONS

The Company Matching Contributions under section 5.1(a) shall be transferred to the Trust Fund together with the Basic Contributions to which they relate in accordance with the timing rules of section 4.9.

5.5 CREDITING OF COMPANY MATCHING CONTRIBUTIONS

The Company Matching Contributions described in section 5.1 shall be credited to the Company Match Account of the Participants on whose behalf they are made according to the amount of their matched Basic Contributions (those not in excess of the applicable percentage of Compensation specified in section 5.1) for the period. The crediting shall occur as of the date when the applicable Company Matching Contributions are deposited to the Trust Fund.

5.6 ROLLOVERS

Amounts which an Eligible Employee or Participant has received from any other qualified employee benefit plan may, subject to the Committee's approval and in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of the administrative design of the Plan, be transferred by the Eligible Employee to this Plan incash and/or common stock of of the Company, provided the following conditions are satisfied:

(a) Amounts that have previously been distributed to the Eligible Employee or Participant from another qualified plan and rolled over to this Plan shall be fully vested and shall be credited to the Eligible Employee's or Participant's Rollover Account.

(b) The amounts tendered to the Committee must have previously been received by the Eligible Employee or Participant as a qualified total distribution described in Code section 402(a)(5) and must be transferred following a distribution from:

       (1)   A plan qualified under Code section 401(a); or

       (2) A rollover or conduit individual retirement account or annuity which has received a rollover contribution described in Code section 408(d)(3) (determined without regard to section 408(d)(3)(D) thereof);

(c)    The   amounts   tendered   must    not   include  nondeductible  employee
       contributions to a qualified plan by an Eligible Employee or Participant or amounts attributable to:

       (1) Contributions to an individual retirement account or annuity that are deductible under Code section 219,

       (2)   Accumulated  deductible  employee  contributions described in  Code section 72(o)(5)(B), or

       (3)   A partial distribution described in Code section 402(a)(5)(D).

(d) The transfer to this Plan of amounts described in paragraph (b) will only be accepted if the Eligible Employee or Participant presents to the Committee (or its designate) the Internal Revenue Service Form 1099, or equivalent, and the original and any other distribution checks, a copy thereof, or such other evidence as the Committee may require to ensure that they verify the nature of the amount and ensure that its receipt will not adversely affect the qualified status of this Plan.

(e) Amounts must be received by the Committee not later than 60 days after a distribution was received by the Eligible Employee or Participant.

(f)    An  Eligible  Employee  who makes a rollover  when he is not  otherwise a
       Participant   shall  be  treated  as  a   Participant   for  purposes  of
       implementing Plan provisions related to rollovers.

(g) Notwithstanding the foregoing, on and after January 1, 1993, a distribution or amount received, as used in this section 5.6, shall include an eligible rollover distribution described in Code section 402(c)(4), and a transfer to this Plan pursuant to this section 5.6 shall include a direct rollover of an eligible rollover distribution that is made in accordance with Code section 401(a)(31) and the rules of this section 5.6. Accordingly, in the case of any distribution occurring after

       December 31, 1992, the rule in section 5.6(c)(3) relating to partial distributions shall no longer apply, and the reference in section 5.6(b) to "a qualified total distribution described in Code section 402(a)(5)" shall be replaced by a reference to "an eligible rollover distribution described in Code section 402(c)(4)." The Committee may establish additional rules and procedures, consistent with the rules of the Code and related regulatory guidance, concerning the acceptance of direct rollovers and sixty-day rollovers of eligible rollover distributions in this Plan, including rules that limit or prohibit wire transfers and other payments that are made directly to this Plan by another plan in lieu of giving the Participant a check payable to the Trustee that the Participant can deliver to a Plan representative.

(h) An Eligible Employee or Participant may not make more than one rollover transfer as described in this section 5.6 from or with respect to a particular qualified plan.

Upon approval by the Committee, rollover amounts shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select in accordance with the rules provided in Article 8.

ARTICLE 6. MAXIMUM CONTRIBUTIONS AND BENEFIT LIMITATIONS

6.1 LIMITATION ON ANNUAL ADDITIONS

Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Account for any Plan Year, which shall be the limitation year for purposes of Code section 415, shall not exceed the lesser of:

(a)    $30,000  or  such  adjusted  amount  as  may  be  prescribed  under  Code section 415(d), or

(b) 25 percent of the Participant's Section 415 Compensation for the limitation year.

6.2 OTHER DEFINED CONTRIBUTION PLANS

If the Company or an Affiliate maintains or maintained any other defined contribution plan, as defined in Code section 414(i), for its Employees, some or all of whom are Participants of this Plan, then the limitation of section 6.1 shall apply to employer contributions, forfeitures, and Employee contributions credited to the Participant under all such plans.

If a Participant receives allocations under this Plan and another defined contribution plan, then any reductions necessary to make allocations for the Participant under all such plans comply with the limit of section 6.1 shall first be made under such other plan, except that the reductions shall be made first under this Plan if the Participant is covered under this Plan at a time during the Plan Year when he has ceased to be covered under such other plan and is no longer eligible to receive further allocations of Annual Additions for the year under such other plan.

Any reductions under this Plan for such a Participant which are necessary to comply with the above limitations shall be made prospectively to prevent the occurrence of excess contributions and other Annual Additions to the Participant's Account for the limitation year. Such reductions shall be made in the following order of priority with respect to the listed contributions to the extent that they are still available for such prospective reduction: first, by reducing the Participant's Flex Contributions, second, by reducing his
Supplemental Contributions, third, by reducing his unmatched Basic Contributions, and, finally, by reducing his other Basic Contributions and his Company Matching Contributions proportionally. If such prospective reductions are not sufficient to satisfy applicable limits, the Committee may require a return of Supplemental Contributions to the Participant in accordance with Income Tax Regulation section 1.415- 6(a)(6)(iv).

6.3 DEFINED BENEFIT PLANS

If a Participant in this Plan is or was also a Participant in a defined benefit plan, as defined in section 414(j) of the Code, maintained by the Company or any Affiliate, then in addition to the limitations contained in section 6.1 of this Plan, the projected benefit of the Participant under the defined benefit plan shall be limited to the extent necessary to comply with the limitation set forth in Code section 415(e).

6.4 ADJUSTMENT OF ALLOCATIONS

If an allocation to a Participant's Account would exceed the limits described in this Article, and the excess is a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, or other appropriate circumstances recognized by the Commissioner of Internal Revenue, then, except in the case of a return of Supplemental Contributions pursuant to section 6.2, any amount which cannot be allocated shall be held in a suspense account and shall be allocated to the applicable Account of such Participant as of the last day of the first calendar month in which such an allocation is permissible.

ARTICLE 7. BENEFITS

7.1    VESTING

(a) FULLY VESTED ACCOUNTS. A Participant shall at all times be fully vested and have a nonforfeitable interest in the balance credited to his Account, including all Accounts or subaccount maintained for such Participant.

(b) GENERAL PROVISIONS RELATING TO VESTING. No benefit or interest which has become nonforfeitable under the provisions of this Plan shall be subject to becoming forfeitable, or being divested, by reason of subsequent events or conduct of the Participant. Being vested does not mean that a Participant's Account balance is guaranteed against investment risk or that a Participant has a right to receive his benefit. Benefits under the Plan shall be paid only in accordance with the Plan provisions related to distributions. Participants shall not be considered to have a vested right to amounts allocated under a mistake of fact or under any other circumstances causing them to be subject to a possible reversion to the Employer.

7.2    DISTRIBUTIONS UPON SEPARATION FROM SERVICE

(a) DISTRIBUTIONS UPON RETIREMENT, DEATH OR DISABILITY. Upon a Participant's retirement after attaining age 65 or as an Employee because of his Disability or death, or upon the death of a Participant following such retirement or Separation from Service because of his Disability but before a complete distribution has been made to him from the Plan, there shall be distributed to the Participant, or to his Beneficiary in case of his death, the balance credited to the Participant's Account. Section 7.3 provides additional provisions relating to distributions following a Participant's death.

(b) DISTRIBUTIONS UPON SEPARATION FROM SERVICE FOR REASONS OTHER THAN RETIREMENT, DEATH OR DISABILITY. Upon the Participant's Separation from Service as an Employee for any reason other than his retirement after attaining age 65, death, or Disability, there shall be distributed to him the balance credited to his Account. In the case of a Participant who has Separated from Service as provided in this section 7.2(b), but who dies before a complete distribution has been made to him under the Plan, the distribution the Participant would otherwise be eligible to receive shall be made to his Beneficiary.

(c) TIME OF DISTRIBUTION. Distributions to or with respect to a Participant pursuant to sections 7.2(a) or 7.2(b) shall be subject to the following provisions:

       (1) If a Participant Separates from Service and the value of the balance credited to his Account is not greater than $3,500 (or such higher amount as may be permitted by applicable law or regulation), the Participant shall receive a distribution of the value of his Account.

       (2) If a Participant Separates from Service and the value of the balance credited to his Account is greater than $3,500 (or such higher amount as may be permitted by applicable law or regulation), the Participant may elect to receive a distribution of the value of his Account.

(d) ADDITIONAL PROVISIONS APPLICABLE TO DISTRIBUTIONS. Unless a Participant otherwise elects to defer his distribution as provided in section 7.2(c)(2), such distribution shall be made or commence to or with respect to the Participant as soon as practicable following his Separation from Service as an Employee, and all distributions shall be further subject to the following provisions:

       (1) As provided in and in accordance with section 7.11, if the value of the balance credited to the Participant's Account exceeds $3,500 (or such higher amount as may be permitted by applicable law or regulation), then the distribution shall not be made at any time before he attains age 65 (or his death, if earlier) without his consent. If a Participant so elects to defer his distribution, the Committee may periodically deduct from the Participant's Account an amount to be determined from time to time to reimburse the Plan for the cost of administering such Account.

       (2) Notwithstanding any provision of the Plan to the contrary, no distributions to or with respect to a Participant shall be made of any balance credited to the Participant's Basic Account attributable to Basic Contributions made on a before-tax basis unless such distribution satisfies the distribution restrictions of Code section 401(k)(2)(B)(i) or Code section 401(k)(10), as applicable.

7.3 DISTRIBUTIONS UPON DEATH OR DIVORCE

(a) Upon the death of a Participant, the Committee shall direct the Trustee to pay the Participant's entire Account balance to his Beneficiary, as identified in accordance with section 2.1(e).

       (1) If a distribution to the Participant has commenced prior to his death in accordance with section 7.2, the remainder of his Participant's Account will be distributed to his Beneficiary under the method of distribution in effect prior to his death, unless the Beneficiary elects to accelerate the payments and receive the remaining balance in a lump sum instead.

       (2) If distribution to the Participant had not commenced at the time of his death, the entire balance of the Participant's Account shall be distributed to his Beneficiary in a lump sum as soon as practicable and in any event not later than one year after the Participant's death.

(b) Benefits under the Plan may be paid to an Alternate Payee, rather than to the Participant or his designated Beneficiary, in the manner provided by an order that is determined by the Committee to be a Qualified Domestic Relations Order.

7.4 FORM OF PAYMENTS

(a) Distribution of benefit payments to Participants who do not elect a deferred distribution of benefits pursuant to sections 7.2 and 7.11 shall be in a lump sum cash payment (except to the extent that the Participant elects to receive Company Stock, as provided below) to be made as soon as practicable following the event giving rise to the distribution. Instead, any such Participant may elect an immediate distribution of his benefit in the form of installment payments as described in (ii) of the next paragraph of this section 7.4(a), with such distribution commencing as soon as practicable following the event giving rise to the distribution.

       Distribution of benefits to Participants who qualify for a deferred distribution shall, as elected by the Participant, be (i) in a lump sum distribution as soon as practicable after the Valuation Date which is coincident with or immediately following the Participant's Separation from Service or after any deferred Valuation Date falling within the time limits for benefit payouts under the Plan that the Participant may select, or (ii) in substantially equal installments, payable either quarterly or annually, following Separation from Service over a period specified by the Participant that ends on or before the April 1 of the year following the year in which the Participant attains age 70-1/2.

       If a Participant has elected installment payments or a deferred lump sum and later wishes to change the form of payment, the Participant may elect either an immediate or deferred lump sum payment of his remaining Account balance or installment payments that begin as soon as administratively possible. All distributions in accordance with this section 7.4 shall commence and be completed in accordance with the time limits described in this section 7.4(a) and as required by section 7.5.

(b) Notwithstanding any other provision of this section 7.4, when any distribution is to be made from the Company Stock Fund, the value of the Participant's interest in the Company Stock Fund shall be distributed in cash, unless the Participant (or his Beneficiary) elects instead to receive whole shares of Company Stock plus cash in lieu of any fractional share. In the case of a distribution of Company Stock, the number of shares available to be distributed, in whole or in part, by the Trustee are the number of shares credited to the Participant's Account as of the Valuation Date for the distribution.

       If Company Stock is distributed from the Plan at a time when it is not readily tradeable on an established securities market, then, if and to the extent required by Code section 401(a)(23), the Plan shall provide the Participant with a put option that complies with the requirements of section 409(h) of the Code. Such put option shall provide that if the Participant exercises the put option, the Employer, or the Plan if the Plan so elects, shall repurchase the such stock as follows:

       (1) If the distribution constitutes a total distribution, payment of the fair market value of Participant's Account balance shall be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

       (2) If the distribution does not constitute a total distribution, the Plan shall pay the Participant, not later than 30 days after the Participant exercises the put option, an amount equal to the fair market value of Company Stock being repurchased.

       For purposes of this section 7.4(b), "total distribution" shall mean a distribution to a Participant or a Participant's Beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

7.5 TIMING OF PAYMENTS

Payments on account of an event described in section 7.2 or 7.3 shall commence as soon as practicable after such event, or after the deferred distribution date (not later than April 1 of the year after the year in which the Participant attains age 70-1/2) that the Participant elects in accordance with the terms of the Plan. The precise timing of any distribution is subject to normal processing delays and any other administrative exigencies or special circumstances affecting the distribution and cannot, therefore, be guaranteed. However, distributions will normally be paid as soon as administratively practicable following the receipt of any properly completed election form or information that is necessary to process the distribution. No interest or investment gains or losses will be allocated for the processing period with respect to an amount that is distributed.

In addition, the timing of all payments under the Plan shall conform to the outside limits specified in Code sections 401(a)(9) and 401(a)(14) and all other applicable Code provisions. For this purpose, the entire value of the Account of a Participant who, at the time, has already had a Separation from Service and has not been rehired as an Employee shall be distributed by the April 1 of the year following the year in which the Participant attains age 70-1/2. Moreover, unless the Participant otherwise elects in accordance with the Plan, the payment of his benefits must begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the Participant's attainment of age 65, (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant's Separation from Service.

7.6 WITHDRAWALS

A Participant who is still an Employee may withdraw any amount up to the entire value of the Participant's Supplemental Account, his IRA Account, and his Rollover Account and the "grandfathered value in the Company Match Account", as described in this section 7.6. The withdrawal may be made as of any Valuation Date following the completion of such withdrawal requirements and in accordance with such procedures as shall be prescribed by the Committee from time to time. To make a withdrawal of all or part of the grandfathered value in the Company Match Account, the Participant must also withdraw the entire remaining balance in his Supplemental Account. A Tenneco Participant who has attained age 55 and has made a withdrawal of the entire remaining balance in his Supplemental Account shall also be able to make a withdrawal under this section 7.6 of his "grandfathered pre-1997 Company Match Account", as described in this section
7.6. The Participant's withdrawal request shall specify the amount to be withdrawn, and the amount from each separate Account shall be limited as set forth above and also shall not exceed the Participant's balance in such Account. All withdrawals under this section 7.6 shall be paid in cash. As necessary, the Committee shall establish a hierarchy among the Participant's available Accounts to be used in determining the order in which funds are considered to be withdrawn from a Participant's Account when a withdrawal under this section 7.6 is made, and such hierarchy shall apply absent a specific Account withdrawal designation by the Participant. Such Account hierarchy shall be disclosed to Participants. The Committee shall direct the Trustee to pay the Participant the amount so requested under the withdrawal provisions of this section 7.6, and the amount so withdrawn shall be debited, on a pro rata basis, from each of the Investment Funds in which the Participant's Account is invested. For purposes of this section 7.6 and elsewhere in the Plan, as necessary, the term "grandfathered value in the Company Match Account" shall mean (i) as to EP

Participants, the December 31, 1989 frozen amount as accounted for within such a Participant's Company Match Account (including any such amount that corresponds to the former subaccount I under the BR Plan), as adjusted for investment results and withdrawals or distributions for periods from and after March 1, 1997, and (ii) as to Tenneco Participants, the December 31, 1992 value amount as accounted for within such a Participant's Company Match Account, as adjusted for investment results and withdrawals or distributions since that time. For purposes of this section 7.6 and elsewhere in the Plan, as necessary, the term "grandfathered pre-1997 Company Match Account" shall be the December 31, 1996 value amount as accounted for within such a Participant's Company Match Account, as adjusted for investment results and withdrawals or distributions since that time.

7.7 AGE 59-1/2 WITHDRAWALS

A Participant who is still an Employee and who has at least five Years of Participation may withdraw any amount up to the entire value of his Account at any time after he attains age 59-1/2. The withdrawal may be made as of any Valuation Date following the completion of such withdrawal requirements and in accordance with such procedures as shall be prescribed by the Committee from time to time. The Participant's withdrawal request shall specify the amount to be withdrawn, and such amount shall not exceed the balance in the Participant's Account. All withdrawals under this section 7.7 shall be paid in cash. The Committee shall establish a hierarchy among the Participant's Accounts to be used in determining the order in which funds are considered to be withdrawn from a Participant's Account when a withdrawal under this section 7.7 is made. Such Account hierarchy shall be disclosed to Participants. The Committee shall direct the Trustee to pay the Participant the amount so requested under the withdrawal provisions of this section 7.7, and the amount so withdrawn shall be debited, on a pro rata basis, from each of the Investment Funds in which the Participant's Account is invested.

7.8 LOANS TO PARTICIPANTS AND BENEFICIARIES

The Committee, in its sole discretion and upon proper written application, may permit the Plan to make a loan to an eligible Participant or Beneficiary, provided that all loans shall comply with such rules and regulations as the Committee may establish for making Plan loans consistent with the following terms and conditions:

     (a) Loans shall be made available on a nondiscriminatory and reasonably equivalent basis to all Participants and Beneficiaries who are actively employed by the Company or an Affiliate or are otherwise "parties in interest" for purposes of ERISA section 3(14). Subsequent references to a Participant in this section shall be deemed to include a Beneficiary who is eligible for a loan. Loans are processed as of the Valuation Date when a loan payment is to be made under this section 7.8.

     (b) To receive a loan from the Plan, a Participant must provide a promissory note in the proper amount and in the form and manner as prescribed by the Committee and authorize payroll deductions for payment of interest and principal in accordance with procedures adopted by the Committee. To secure repayment of the loan, the Participant shall, within the 90 day period before the loan is made, consent to any distribution resulting from a setoff of the loan against the Participant's Account under section 7.8(i).

     (c) The amount of the loan shall not be less than $1,000 nor more than 50 percent of the first $100,000 of the balance in the Participant's Account (excluding any IRA Account balance). The 50 percent limitation shall be reduced by the highest outstanding balance of loans to the Participant from the Plan during the 1-year period ending on the day before the date on which the loan is made. The balance credited to a Participant's IRA Account is not available for loans under the Plan.

          If such Participant is also covered under another qualified plan maintained by the Company or an Affiliate, the above limitations shall be applied as though all such qualified plans are one plan. A Participant shall not be allowed to have more than two loans from this Plan outstanding at any time or to obtain more than one loan from the Plan in any period of 12 consecutive months, provided, however, that these restrictions shall not apply if a Participant, for valid reasons such as a prior suspension of loan repayments during a period of unpaid leave, needs an additional loan that will be used in part to repay a loan that would otherwise extend beyond its original term of five years.

     (d) The Committee shall establish a hierarchy among the Participant's Accounts (other than the IRA Account) to be used in determining the order in which funds are considered to be withdrawn from a Participant's Account when a loan is made and the order in which funds are considered to be restored to such Account when loan repayments are received. Alternative hierarchies may be offered to provide the Participant a choice between (i) preserving his possible right to a tax deduction for payments of loan interest and (ii) abandoning this right in favor of making additional Account balances available for borrowing. The Account hierarchy or hierarchies shall be disclosed in the loan forms and agreed to by the Participant, who shall remain solely responsible for his personal tax situation, there being no guarantee of interest deductibility or of specific tax treatment of any sort for Participants or their Beneficiaries with respect to particular transactions under the Plan.

     (e) The loan repayment period shall be 1, 2, 3, 4, or 5 years as elected by the Participant. In no event, however, shall the loan repayment period end later than the end of the second month following the month in which the Participant ceases to be a party in interest for purposes of section 3(14) of ERISA.

     (f) Each loan shall bear an interest rate equal to one percentage point above the prime rate, as shown in the Money Rates published in The Wall Street Journal on the last business day of the month immediately prior to the quarter in which the loan is approved; provided, however, that such interest rate shall be reduced, if necessary, so as not to violate any applicable usury law then in effect. The interest rate so determined shall be fixed for the term of the loan.

     (g) The Committee shall establish a Loan Fund representing the Participant's individual investment of amounts that have been withdrawn from his various Accounts and lent to him against the security of such Accounts. Each repayment of principal on the loan received by the Trustee from the Participant shall reduce the Partici-pant's investment in his Loan Fund and such repayment of principal together with each payment of loan interest shall increase pro rata the amount invested in each other Investment Fund in accordance with the Participant's investment elections at the time of such repayment, subject to any Investment Fund restrictions.

     (h) Except as otherwise provided below, repayment in equal semimonthly installments of interest and principal shall be accomplished through regular payroll deductions. The obligation to make repayments of principal and interest shall be suspended during the period not to exceed one year that the Participant is on an authorized leave of absence without pay (including a layoff that has not yet resulted in a Separation from Service). If the unpaid leave continues thereafter, the Participant shall be required to recommence repayments, on a monthly basis by check, until he returns to pay status and resumes regular repayments by means of payroll deductions. To satisfy legal requirements, the Committee may specify rules for redetermining the amount, timing, or manner of repayments following a period of suspension due to unpaid leave; but such redeterminations shall not be made for other reasons. The obligation to make repayments shall continue during a paid leave of absence or a transfer to a paid status as an Employee who is no longer an Eligible Employee. Where it is not feasible in such a case to continue processing the loan repayments as payroll deductions under a payroll system that currently covers the Participant, the repayments shall be made by the Participant by check on a monthly basis. A Participant shall be entitled at any time to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan by direct payment. No other prepayments outside the regular payment schedule shall be permitted.

     (i) If a Participant (i) incurs a Separation from Service and either receives an immediate distribution of his remaining interest in the Plan or does not pay the total accrued interest and outstanding principal amount of the loan within 60 days, or (ii) is in default for 90 days on any required loan payment prior to his repayment of the total principal and interest on an outstanding loan under the Plan and a permitted distribution event for the amount to be treated as a distribution has occurred under the rules for profit sharing plans or under Code section 401(k)(2)(B), the Participant's note shall be canceled and the principal deemed distributed by the Trust Fund to him or, if applicable, his Beneficiary, and a corresponding reduction shall be made to the Account from which the deemed distribution is made. This paragraph shall not apply, however, as long as a Participant, notwithstanding his Separation from Service, continues to be a party in interest under section 3(14) of ERISA and therefore has a legal right to continue his loan during such time as he is not in default on his regular loan payments. In this case, the regular loan payments may be made by check or other means suitable to the Committee once the Participant ceases to be covered by a payroll of the Company or an Affiliate.

     (j) The Company and the Trustee may make suitable arrangements, consistent with the requirements of the Code and ERISA, for holding the Participant's note under an agency, subtrust, or other arrangement that provides adequate safeguards while simplifying the handling of the loan and eliminating the need to transfer the actual note to the Trustee. Additionally, the Committee may establish such procedures and requirements as it deems appropriate to allow for the making and documentation of loans under the Plan through a voice response or other electronic means, notwithstanding other provisions that might be construed as not permitting loans through such methods.

     (k)  The  foregoing  provisions  of  this  section   notwithstanding,   the
          Committee reserves the right to stop granting loans to Participants at any time.

7.9 DEBITING OF INVESTMENT FUNDS

If a Participant makes less than a total withdrawal of his Participant's Account or obtains a Plan loan under Article 7 of the Plan and has his Participant's Account invested in more than one Investment Fund, a portion of the amount withdrawn from his Participant's Account shall be debited from each such Investment Fund in the proportion which the current dollar balance of the Participant in such Fund bears to the value of his Participant's Account.

7.10 MISSING PERSONS

If the Company or the Committee shall be unable, within two years after the Participant's distribution becomes due from the Trust Fund to a Participant, inactive Participant or Beneficiary, to make payment because the identity or whereabouts of such person cannot be ascertained, the Committee (a) shall be deemed to have elected to continue the Participant's interest in his Participant's Account (in which event the Committee shall not have the power to change the Participant's investment elections in effect when the distribution became due) until such time as (b) the Committee (i) pays such benefit pursuant to state escheat laws or (ii) directs that such Participant's interest in his Participant's Account and all further benefits with respect to such person be discontinued and all liability for the payment thereof terminated; provided, however, that in the event of the subsequent reappearance of the Participant, inactive Participant or Beneficiary, the benefit due such person (adjusted upward or downward in the manner provided in section 9.3 as if the Participant's Account had not been terminated) shall be paid in a single sum unless such discontinued interest was paid pursuant to state escheat laws. The amount of any discontinued interest shall be applied to reduce Company Matching Contributions under section 5.1, and reinstatement of a benefit shall be accomplished by the making of a special Employer Contribution in an appropriate amount to restore to the Trust the Participant's distribution. Notwithstanding the foregoing, should the Plan be terminated at a time a missing Participant or Beneficiary could have reappeared and had his or her discontinued interest in the Plan reinstated and paid pursuant to this section , then such discontinued interest shall be reinstated and protected outside the terminated Plan through the establishment of an individual retirement account, the purchase of a commercial annuity contract, or other appropriate means.

7.11 REQUIREMENT FOR CONSENT TO CERTAIN DISTRIBUTIONS

Notwithstanding any other provision regarding the Plan distributions, the Plan may not immediately distribute the balance of a Participant's Account that exceeds or has ever exceeded $3,500 without the written consent of the Participant. Where the Participant does not consent to a distribution that is subject to the foregoing requirement, this section shall be interpreted and administered so as to comply with Code section 411(a)(11) by delaying any distribution that might otherwise be required under the Plan to the extent necessary to comply with said Code section.

7.12 ELIGIBLE ROLLOVER DISTRIBUTIONS

Eligible rollover distributions from the Plan shall comply with the requirements of Code section 401(a)(31) as follows. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this section, the following definitions shall apply.

An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal period payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and provided further that the determination of what constitutes an "eligible rollover distribution" shall at all times be made in accordance with the current rules of Code section 402(c), which shall be controlling for this purpose.

An "eligible  retirement plan" is an individual  retirement account described in section  408(a) of the Code,  an  individual  retirement  annuity  described  in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

In prescribing the manner of making elections with respect to eligible rollover distributions, as described above, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under applicable sections of the Code and related rules and regulations, including a requirement that a distributee may not elect a partial direct rollover in an amount less than $500 and a requirement that a distributee may not elect to make a direct rollover from a single eligible rollover distribution to more than one eligible retirement plan. Moreover, if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(1) the Plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE 8. INVESTMENT ELECTIONS

8.1 INVESTMENT OF CONTRIBUTIONS

Each Participant may elect to have all or any whole percentage of the total amount of his Accounts (excluding any specialized Account to the extent that it is subject to particular investment restrictions) invested in any one or more of the available Investment Funds. If a Participant does not make an election in accordance with procedures approved by the Committee within the election period provided for that purpose, the balances in his Participant's Account shall be invested in an Investment Fund as designated by Committee for default investments. Section 9.2 contains additional provisions relating to the Investment Funds under the Plan.

8.2 INVESTMENT TRANSFERS

As of any Change Date, each Participant may change the Investment Funds in which the balances in his Participant's Account are invested by electing, in increments of any whole percentage, to have the assets in a particular Investment Fund transferred within a reasonable time after the election to any one or more of the other Investment Funds. As of any other date that the Committee may designate as a special election date for unusual reasons (such as the introduction of a new Investment Fund, the transfer of a Participant entitled to make a special election under section 3.3, or the investment of a rollover contribution received pursuant to section 5.6), each Participant shall be allowed to make a special election, without regard to the normal limits on the frequency of investment elections, in order to make a similar change in his choice of Investment Funds and have such assets and his Account balances transferred accordingly to other Investment Funds. The election may apply to the investment of amounts previously allocated to his Participant's Account or to future contributions, or both.

8.3 INVESTMENT ELECTIONS

Each Participant may make the election described in section 8.1 upon becoming a Participant in accordance with requirements and procedures prescribed by the Committee. The elections described in sections 8.1 and 8.2 may be changed, together or separately, on any permissible Change Date, to be effective as of the Valuation Date corresponding with or next following such Change Date as may be prescribed by the Committee. Each investment election shall be within the independent control of the Participant who makes it. Neither the Trustee, the Employer, nor anyone else other than the Participant shall be liable for any loss that may result from the exercise of such control by the Participant.

8.4 TRANSFER OF ASSETS

The Committee shall see that appropriate agreements and procedures exist to require the Trustee to transfer the appropriate amounts of money or other property to and from the appropriate Investment Funds in order to carry out the aggregate transfer transactions after the Committee has caused the necessary entries to be made in the Participants' Accounts and in the Investment Funds and has reconciled offsetting transfer elections, in accordance with the elections of Participants and accounting and investment rules approved by the Committee.

8.5 VOTING COMPANY STOCK

Each Participant and Beneficiary who has common stock of the Company allocated to his Account shall be entitled to instruct the Trustee regarding the voting of the number of such shares allocated to the Account at all stockholders meetings of the Company, determined on the last practicable day prior to such stockholders meeting. If clear and timely instructions have not been received from the Participant or Beneficiary, or if shares of the Company's common stock have not yet been allocated to the Accounts of Participants and Beneficiaries, the Trustee shall vote such shares in the same proportion as are voted the shares for which clear and timely voting instructions have been received from Participants and Beneficiaries, unless the Trustee determines in the exercise of its fiduciary responsibility that it must vote such shares in a different manner to protect the interest of Participants and Beneficiaries. As agreed by the Company and the Trustee, the Company or the Trustee will send, or cause to be sent, to each Participant and Beneficiary who has common stock of the Company allocated to his Account a voting instruction form and the same proxy solicitation material as is sent to stockholders generally.

8.6 TENDER OFFERS

Notwithstanding any other provisions of the Plan to the contrary:

(a) If any person shall make a tender offer to acquire (by purchase or exchange) common stock of the Company, including shares of such common stock that are held in the Trust, the Trustee shall act as follows:

     (1) The Trustee shall ensure that the materials made available to shareholders generally in connection with the tender offer are provided to each Participant who has shares of common stock of the Company allocated to his Participant's Account, and the response of the Trustee as to whether to accept or reject the tender offer with respect to the full and fractional shares of such common stock that are so allocated shall be made in accordance with the instructions of the Participant given to the Trustee on forms provided for that purpose.

     (2) Notwithstanding paragraph (1) above, if the Trustee in its sole discretion determines that under the circumstances of a particular tender offer there is not sufficient time to pass the decision through to Participants in the manner anticipated in paragraph (1), or if the Trustee fails to receive clear and timely instructions from a Participant in a case where instructions have been sought by the Trustee as provided in paragraph (1), the Trustee shall in its sole discretion determine whether to accept or reject the tender offer (in whole or in part) with respect to the affected full and fractional shares of common stock of the Company that are allocated to the Accounts of Participants.

     (3) With respect to full and fractional shares of common stock of the Company that have been acquired by the Plan and are not yet allocated (including any such common stock held in a suspense account because it cannot be allocated currently due to the Code section 415 limits), the Trustee shall in its sole discretion determine whether to accept the tender offer (in whole or in part).

(b) If any tender offer is accepted (in whole or in part) pursuant to subsection (a), the Trustee shall have the power to transfer common stock of the Company in order to effect such acceptance.

(c) For purposes of this section 'tender offer' shall mean any offer to acquire common stock of the Company which is subject to either section 13(e) or 14(d) of the Securities Exchange Act of 1934 and which under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9.

(d) The foregoing notwithstanding, nothing herein shall serve to modify the related rules of the Trust Agreement or to expand the duties of the Trustee unless and until the Trustee gives its consent in the manner provided in the Trust Agreement.

8.7 SECURITIES LAW REQUIREMENTS

The Plan is intended to comply with requirements that permit an exemption from liability under section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") to be obtained for any transaction that is reportable under section 16(a) of the 1934 Act. This section shall take effect as of November 1, 1996, on which the Company chooses to apply new rules promulgated under section 16(b) of the 1934 Act to Company Stock transactions under this and other plans of the Company, but this section shall then apply only if and to the extent necessary to preserve the exemption from section 16(b) liability for the Company Stock transactions of Participants hereunder in accordance with such new section 16(b) rules as they apply to qualified plan transactions occurring while this section is in effect. The Committee shall prescribe such restrictions and procedures as it deems necessary to comply with the requirements of such new section 16(b) rules, and to prohibit transactions under the Plan which would create liability under such section 16(b) rules.

8.8 COMPLIANCE WITH ERISA SECTION 404(C)

The Plan provisions pertaining to Participant-directed investments are intended to permit the Plan and Participant-directed transactions under it to comply with requirements in ERISA section 404(c) and related regulations so that a Participant will not be deemed to be a fiduciary by reason of exercising control over assets in his Account, and no person who is otherwise a fiduciary shall be liable, either for any loss or by reason of any breach, which results from the exercise of such control. For purposes of carrying out this intent, any Plan reference to a Participant or Participants who exercise control over Account assets shall be deemed to include a Beneficiary or Beneficiaries who exercise such control, and any reference to a specific Department of Labor regulation shall be deemed to include a reference to any other currently applicable rule or regulation pertaining to the same subject.

To comply with section 404(c) of ERISA and Department of Labor regulation 2550.404(c)-1 thereunder, the Committee is designated as the Plan fiduciary responsible for giving Participants all required information, receiving and carrying out investment directions from Participants, and giving Participants written confirmation of instructions received from them. Accordingly, the Committee (or a person or persons designated by the Committee to act on its behalf) shall provide information to Participants in accordance with section 1(b)(2)(B) of the above Department of Labor regulation, shall receive investment instructions provided by Participants in accordance with this article of the Plan, and shall provide Participants with written confirmation of such instructions. The Committee and any person or persons it has designated to act on its behalf shall comply with all such investment instructions from Participants except in cases where the Committee declines to implement such instructions in accordance with sections 1(b)(2)(ii)(B) and 1(d)(2)(ii) of the above Department of Labor regulation.

The Committee shall establish procedures to safeguard the confidentiality of information relating to the purchase, sale, holding, and exercise of voting and similar rights with respect to Company Stock, provided that such procedures relating to confidentiality shall not apply to the extent necessary to comply with federal or state laws not preempted by ERISA, including any such laws that may require certain Participants who are corporate officers or large stockholders to report their transactions in Company Stock. Where the Committee determines, in its discretion, that the situation involves a potential for undue Employer influence upon Participants with regard to their direct or indirect exercise of shareholder rights, the Committee shall appoint an independent fiduciary who is not affiliated with any sponsor of the Plan to carry out Plan activities relating to Company Stock on behalf of Participants in such situation.

8.9 TENNECO STOCK FUND

From and after the Restatement Date, there shall be no new contributions allocated to and invested in the Tenneco Stock Fund and funds from other Investment Funds may not be transferred into the Tenneco Stock Fund. Participants may make elections to transfer funds out of the Tenneco Stock Fund into other Investment Funds in accordance with the foregoing provisions of this
Article 8.

ARTICLE 9. ACCOUNTS AND RECORDS OF THE PLAN

9.1 ACCOUNTS AND RECORDS

The accounts and records of the Plan shall be maintained at the direction of the Committee and shall accurately disclose the status of the Accounts of each Participant or his Beneficiary in the Plan. Such accounts and records may be kept in dollars or in units or both, as determined in accordance with generally acceptable principles of trust accounting approved by the Committee. The information maintained shall be sufficient to determine the number of shares of Company Stock held under the Company Stock Fund and the shares of stock held under the Tenneco Stock Fund that are allocated to the Participant's Account as of any Valuation Date, and the tax status of distributions with respect to matters such as the determination of net unrealized appreciation on any such shares that are distributed (as required and as necessary) and the determination of the Code section 72 contract and the Participant's investment in such contract for purposes of any withdrawal or other distributions from the Plan.

Each Account of a Participant shall be assigned a share of each Investment Fund in which the Participant's Account is invested in the proportion which the balance of each such Account bears to the total Participant's Account. The Committee shall cause records to be maintained relative to a Participant's Account so that there may be determined as of any Valuation Date the current value of his Accounts in the Trust Fund and the adjustments from the previous Valuation Date that have produced such current value. Any portion of a Participant's Account that is invested in the Loan Fund in order to secure the outstanding balance of a loan to the Participant is subject to a possible setoff and deemed distribution for tax purposes, as described in subsection 7.8(i), and is therefore not available for actual payments to a Participant.

Each Participant shall be advised from time to time, at least once each Plan Year, as to the status of his Participant's Account and the portions thereof attributable to each Account existing thereunder.

9.2 INVESTMENT FUNDS

As provided in section 2.1(aa) and this section 8.1, the Committee shall have the authority to designate and change the Investment Funds that are available under the Plan from time to time, and to implement and carry out such investment objectives and policies as established by the Committee. The Investment Funds that are available from time to time, and other provisions relating to such Investment Funds, shall be set forth in the "Investment Fund Appendix" to this Plan. Such Appendix shall also include provisions relating to the transfer of funds from the Merged Plans into Investment Funds under this Plan in the absence of investment directions from Participants. The Trust Fund shall consist of the Investment Funds, and each Participant who has any interest in an Investment Fund shall have an undivided proportionate interest.

9.3 VALUATION ADJUSTMENTS

As of each Valuation Date, the recordkeeper, in accordance with accounting principles approved by the Committee, shall credit the Accounts of Participants and Beneficiaries with contributions made during the accounting period and debit such Accounts with withdrawals and distributions for such period, and shall also adjust the net credit balances of such Accounts in the respective Investment
Funds of the Trust Fund, upward or downward, pro rata (using reasonable assumptions about the availability of current period contributions, withdrawals, and distributions for purposes of sharing in current period earnings and investment gains or losses), so that such net credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date. The net worth of an Investment Fund shall be determined by the Trustee and reported to the recordkeeper under procedures approved by the Committee, by subtracting from the fair market value of assets held in such Investment Fund any expenses, withdrawals, distributions and transfers chargeable to that Investment Fund which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting, and the accounting based thereon in accordance with procedures approved by the Committee, shall be conclusive and binding upon all persons having an interest under the Plan.

9.4 ACCOUNTS AND CONTRIBUTIONS FROM MERGED PLANS

In connection with the merger of the Tenneco Energy Plan and the Cornerstone Plan with and into this Plan effective as of January 1, 1997, the following special provisions shall apply under the Plan as to the accounting and recordkeeping of contributions and account balances transferred from such Plans into this Plan:

(a) Any account balances attributable to contributions contributed on a before-tax basis, or that were treated along with before-tax contributions for nondiscrimination testing purposes, shall be transferred and maintained under this Plan under the Participant's Basic Account for before-tax contributions.

(b) Any account balance attributable to contributions contributed on an after-tax basis shall be transferred and maintained under this Plan under the Participant's Supplemental Account.

(c) Any account balance attributable to rollover contributions shall be transferred and maintained under this Plan under the Participant's Rollover Account.

(d) Any account balance attributable to contributions that were made as employer matching contributions on any contributions described under subsection 9.4(a) and 9.4(b) shall be transferred and maintained under the Plan under the Participant's Company Match Account.

The Committee shall maintain or cause to be maintained such other account or subaccounts as are necessary to properly account for the funds described in this section 9.4, and to carry out the provisions of Article 7 and other provisions of the Plan.

ARTICLE 10. FINANCING

10.1 FINANCING

The Company shall maintain a Trust Fund to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement or insurance contract from time to time to accomplish the purpose of the Plan and may replace any insurance company or appoint a successor Trustee or Trustees. By entering into such Trust Agreements or insurance contracts, the Company shall vest in the Trustee, or in one or more investment managers appointed under the terms of the Trust Agreement from time to time by action of the Committee, responsibility for the management and control of the Trust Fund. In the event the Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Company from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy. Nothing in this section 10.1 shall eliminate the responsibility of Participants for the results of investment elections that are within their control, as provided in section 8.2.

10.2 EMPLOYER CONTRIBUTIONS

Each Employer shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.

10.3 NON-REVERSION

Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Employer or any part of the Trust Fund to revert to the Employer or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:

(a) If all or any part of a contribution is made by the Employer by a mistake of fact, upon written request to the Committee, such



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



     contribution or such portion and any increment thereon shall be returned to the Employer within one year after the date of payment.

(b) If all or any part of an Employer's Company Matching Contributions under the Plan is disallowed as a deduction for federal income tax purposes, then to the extent such contribution is disallowed, the contribution and any increment thereon shall be returned to the Employer within one year after such disallowance.

(c) If all or any part of an Employer's contribution would give rise to an excise tax under Code section 4972(b), a correcting distribution with respect to such contribution shall be made to the Employer to the extent permitted by said Code section in order to avoid payment of an excise tax on excess contributions.

(d) Any Basic Contributions or Flex Contributions that are returned to an Employer pursuant to this section 10.3 shall be paid over by the Employer to the Participant on whose behalf they were made (or to his Beneficiary).

10.4 TRANSACTIONS INVOLVING EMPLOYER SECURITIES

In any transaction with a party in interest, as defined in section 3(14) of ERISA, involving the acquisition or sale of Employer securities by the Plan, the Plan shall pay no commission and the terms of the acquisition or sale shall be such that the Plan receives no less than adequate consideration, as determined under section 3(18) of ERISA, or otherwise satisfies the requirements of section 408(e) of ERISA.



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



ARTICLE 11. ADMINISTRATION

11.1 NAMED FIDUCIARIES

The fiduciaries named in this section 11.1 shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions specified in Articles 4 and 5 (other than the contributions made by Employees on an after-tax basis). The Company shall have the sole authority to amend or terminate, in whole or in part, this Plan or the Trust. The Company, acting directly or through the Committee, shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement, and shall have the sole authority to appoint and remove the Trustee. The senior officer of the Company responsible for the Company's human resources function shall have the responsibility of implementing the Plan as the Committee shall direct. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust Agreement. A fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.

11.2 COMMITTEE

Responsibility for the general administration of the Plan and for carrying out the provisions hereof shall be placed in a Committee of three or more members, each of whom shall be an Employee of an Employer and each of whom shall be appointed by the Chief Executive Officer of the Company and serve at the pleasure of the latter. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee, such resignation to become effective no earlier than the date of such written notice.




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



11.3 ORGANIZATION OF COMMITTEE

The Committee shall elect a Chairman and a Secretary. The Secretary need not be one of the members of the Committee. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee may authorize one or more of its number, or any agent, to direct any payment on behalf of the Committee (including instructions to the Trustee as to the application or disbursement of the Trust fund) and may appoint agents and clerks, and retain such professional services, including legal, medical, accounting, and actuarial specialists, as may be required in carrying out the provisions of the Plan.

The Committee shall hold meetings upon notice, at such place or places, and at such time or times, as they may determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or actions taken by the Committee at a meeting shall be by vote of the majority of the Committee present. Action by the Committee may be taken without a formal meeting by the written authorization of all of the members thereof. A Committee member shall be disqualified from acting upon any matter affecting only himself.

11.4 PROCEDURES

The Committee shall adopt administrative rules as it deems desirable and shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Committee shall keep a record of all actions and forward all necessary communications to the Trustee, Company or Employer, Participants, inactive Participants, Beneficiaries, Alternate Payees, providers of services to the Plan, and other interested parties, as the case may be.

11.5 COMMITTEE'S POWERS AND DUTIES

The Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, including but not limited to, the following:

(a) To construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)  To make a determination as to the right of any person to a benefit;

(c) To obtain from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan and, when



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



     appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

(d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(e) To furnish the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

(f) To establish and maintain such accounts in the name of the Employer and of each Participant as are necessary;

(g)  To instruct the Trustee with respect to the payment of benefits hereunder;

(h) To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

(i) To prepare and file any reports required by the Code, ERISA, the Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable law;

(j) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by the ERISA;

(k) To allocate contributions and Trust Fund earnings and investment gains or losses to the Accounts of Participants;

(l) To establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

(m) To correct any errors and remedy any defects in the administration of this Plan, including, if necessary, by requiring any Employer to make a Qualified Nonelective Contribution that prevents discrimination under Code section 401(k) or 401(m) without materially increasing the cost of the Plan;

(n) To establish reasonable claims procedures in accordance with the terms of this Plan and ERISA;

(o) To establish procedures for identifying and complying with Qualified Domestic Relations Orders; and

(p) To appoint or replace any Trustee of any portion of the Trust Fund under the Plan.

11.6 COMMITTEE'S DECISIONS CONCLUSIVE

The Committee shall exercise its power hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants or their Beneficiaries shall be referred to the Committee and its decision shall be final, conclusive and binding. Furthermore, if any question arises as to the meaning, interpretation or application of any provision hereof, the decision of the Committee with respect thereto shall be final.



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



11.7 INDEMNITY

The Company shall indemnify each member of the Committee (which, for purposes of this section, includes any Employee to whom the Committee has delegated fiduciary duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Committee and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Employer of any claim asserted against the Committee member, which notice, in the event of a lawsuit shall be given within 10 days after receipt by the Committee member, which notice, in the event of a lawsuit shall be given within 10 days after receipt by the Committee member of the complaint, and (ii) the receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

11.8 CLAIMS PROCEDURE

(a) CLAIMS FOR BENEFITS. Inquiries about benefits under the Plan may be made to appropriate Human Resources personnel of the Company and their designated field representatives. Formal claims for benefits shall be made in writing to the Chairman of the Committee. Written inquiries to Human Resources personnel and field representatives that cannot be resolved within a reasonable time will be treated as formal claims and forwarded to the Chairman of the Committee, in which case the claimant shall be advised of this action and of the claims procedure under the Plan.

(b) NOTICE OF DENIAL OF CLAIM. If a claim for benefits is wholly or partially denied, the Chairman of the Committee shall within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the claimant shall be given written notice of this extension within the initial 90-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial

     (1) shall be written in a manner calculated to be understood by the claimant; and

     (2) shall contain (i) the specific reasons for denial of the claim, (ii) specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an



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



          explanation why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedures.

     (c) REQUEST FOR REVIEW OF DENIAL OF CLAIM. Within 60 days of the receipt by the claimant of the written denial of his claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than the 90 days described in subsection (b)), the claimant may file a written request with the full Committee that it conduct a full review of the denial of the claim, including a hearing if deemed necessary by the full Committee. In connection with the claimant's appeal, the claimant may review pertinent documents and may submit issues and comments in writing.

     (d) DECISION OF REVIEW OF DENIAL OF CLAIM. The full Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim--

          (1) shall be written in a manner calculated to be understood by the claimant;

          (2)  shall include specific reasons for the decision; and

          (3) shall contain specific references to the Plan provisions on which the decision is based.

          All decisions made under the procedure set out in this section shall be final, binding, and conclusive.

11.9 COMPENSATION AND EXPENSES

A member of the Committee shall serve without compensation for services as such if he is receiving full-time pay from an Employer as an Employee. Any other member of the Committee may receive compensation for services as a member, to be paid from the Trust Fund to the extent not paid by the Employers. The Employers shall pay all expenses incurred in the administration of the Plan (except that such expenses may be paid from any forfeitures arising under the Plan), including expenses and fees of the Trustee, counsel, accountants and other specialists providing services for the Plan; provided, however, that brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase and sale of stock and securities for the Trust shall be paid from the Trust Fund by the Trustee. Notwithstanding the foregoing provisions of this section 11.9, the Company acting through the Committee may provide that the various administrative expenses of the Plan and Trust



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



Fund shall be paid from the Trust Fund, and that such expenses paid for the Trust Fund shall be charged to the Accounts of Participants in such manner as prescribed by the Committee. The Committee shall notify the Trustee and the Participants as regards the details of administrative expense payments from the Trust Fund and charges to Participant Accounts.



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



ARTICLE 12. PLAN AMENDMENT, TERMINATION, MERGER, AND
ADOPTION BY AFFILIATES

12.1 AMENDMENT AND TERMINATION

The Company expects the Plan to be permanent and continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify or terminate the Plan for itself and all other Employers at any time by action of the Board of Directors. In addition, the Chief Executive Officer of the Company and the senior officer of the Company responsible for the Company's human resources function may approve any modifications or amendments to the Plan that are necessary or appropriate to meet the requirements of ERISA, the Code, or any other law as now in effect or as hereafter amended, and the Committee may approve any modification or amendment which does not significantly increase benefit costs. Retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of effective date of the amendment applies or, if later, as of the time the amendment was adopted; provided, however, that retroactive amendments to preserve the qualification of the Plan shall be permitted to the full extent permitted by the Internal Revenue Service or section 1140 of the Tax Reform Act of 1986 or any other applicable laws. Amendments to the Plan shall be subject to the further provisions of section 12.2.

12.2 LIMITATIONS ON AMENDMENTS

The provisions of this Article 12 relating to amendments shall be subject to and limited by the following restrictions:

(a) No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms of the Plan, or to permit the corpus or income of the trust to be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries or the payment of the reasonable expenses of administering the Plan and Trust.

(b) No such amendment shall operate either directly or indirectly to deprive any Participant or Beneficiary of his vested and nonforfeitable interest as of the time of such amendment.

(c) No amendment shall change the rights, duties or responsibilities of the Trustee under the Plan without its written consent.

Subject to the foregoing limitations, any amendment which in the judgment of the Committee is necessary or advisable may be made retroactively, provided that such retroactive amendment does not deprive a Participant



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



or Beneficiary, without his consent, of a right to receive benefits under the Plan which have already vested and matured, except as such modification or amendment shall be necessary in order to comply with any laws or regulations of the United States or of any state to qualify this as a tax-exempt Plan and Trust, or otherwise. In any case where the Plan is amended to change the vesting schedule under the Plan, any Participant who has at least three years of Service shall have the option of electing to remain covered under the vesting schedule in effect prior to such amendment; provided, however, such election shall not be applicable with respect to any Participant whose nonforfeitable percentage under the vesting schedule, as amended, cannot at any time be less than such percentage determined without regard to such amendment. The Participant shall be permitted to make such election at any time after such amendment is adopted and before the expiration of the 60-day period from the date the amendment is adopted, the effective date of such amendment or the date the Participant receives written notice of the amendment, whichever is later.

12.3 DISTRIBUTION ON TERMINATION

Upon termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan by the Employers, the value of the vested proportionate interest in the Trust Fund of each Participant affected by such termination having an interest in the Trust Fund shall be determined as of the date of such termination or discontinuance. Thereafter distribution shall be made to such Participants as directed by the Committee in accordance with the Plan and applicable law. Upon the partial termination of the Plan, the Committee may in its sole discretion determine the timing of a distribution of the balance of the affected Participants' Accounts in accordance with the provisions of the Plan and applicable law. The nonforfeitable interest of affected Participants in their Accounts in the event of a complete discontinuance or Plan termination shall be determined as provided in section 7.1.

12.4 CORPORATE REORGANIZATION

The bankruptcy, dissolution, merger, consolidation or reorganization of the Company or any other Employer, or the sale of all or substantially all of the assets or stock of the Company or any other Employer, shall not automatically terminate the Plan, unless a Plan, unless a Plan termination is otherwise required under this Article 12 and no provision is made for continuation of the Plan.




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12.5 PLAN MERGER OR TRANSFER

In the event of and effective as of the date of merger or consolidation with, or transfer of assets and liabilities of the Plan to or from any other employee benefit plan, each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if this Plan had then terminated).

12.6 AFFILIATE PARTICIPATION

Subject to the approval of the Company, any Affiliate desiring to become an Employer may elect to become a party to the Plan by adopting the Plan for the benefit of any specified group of its Employees, with such modification of the terms of the Plan with respect to such Employees as the Company may approve, effective as of the date specified in such adoption, by filing with the Company an adoption agreement or such other or additional instruments evidencing the adoption as the Company may require.

12.7 ACTION BINDING ON PARTICIPATING AFFILIATES

As long as the Company is a party to the Plan and the Trust Agreement, it shall be empowered to act thereunder for any Employer in all matters respecting the Committee and the Trustee and the designation of Affiliates and any action taken by the Company with respect thereto shall automatically include and be binding upon any Employer which is a party to the Plan.

12.8 TERMINATION OF PARTICIPATION OF AFFILIATE

The Company reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Employers. Such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Employer being terminated. In event of such termination, this Plan shall not terminate, but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and the Company shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of such terminated Affiliate. Such portion shall as soon thereafter as is administratively feasible be set apart by the Trustee as a separate Trust which shall be a part of the separate Plan of such terminated Affiliate. Any Affiliate may withdraw from the Plan and Trust and end its status as an Employer hereunder, by action of its Board of Directors, after obtaining approval of the Company. Thereafter, the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate in accordance with the provisions of Article 12.




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



ARTICLE 13. TOP-HEAVY PROVISIONS

13.1 APPLICATION

The provisions of this Article 13 shall be interpreted and administered in accordance with the requirements of Code section 416. If as of the Determination Date in any Plan Year

(a) the sum of the Account balances of Employees who are "Key Employees" for such Plan Year exceeds 60% of the sum of the Account balances of all Employees and their Beneficiaries; or

(b)  the Plan is part of a Top-Heavy Group;

then the following provisions under this Article 13 shall apply for such Plan Year. The foregoing notwithstanding, the provisions of this Article 13 shall not apply to the Plan in any Plan Year during which it is part of an Aggregation Group (as defined in section 13.3), whether or not it is top-heavy as a single plan, unless the Aggregation Group of which it is a part is top-heavy in such Plan Year.

The  "Determination  Date" is the date for determining the applicability of this
Article 13 is:

     (i)  for the first Plan Year, the last day of the Plan Year; and

     (ii) for any other Plan Year, the last day of the preceding Plan Year.

13.2 KEY EMPLOYEES

(a) A "non-Key Employee" means any Participant who is not a Key Employee (as hereafter defined), but who is an Employee on the last day of the Plan Year. For purposes of this Article 13, the term "Key Employee" means any Employee or former Employee (and the Benefi- ciary of such an Employee) who at any time during the Plan Year in which a determination of top-heaviness is made or any of the four preceding Plan Years is:

     (1) an officer of the Company or an Affiliate whose Section 415 Compensation during the relevant Plan Year exceeded 50% of the dollar limitation in effect under Code section 415(b)(1)(A); provided that no more than 50 Employees shall be treated as officers;

     (2) one of the 10 Employees having Section 415 Compensation for the relevant Plan Year in excess of the dollar limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Company or an Affiliate; provided, however, that if 2 Employees have the same interest in the Company or an Affiliate, then the Employee with the greater Section 415 Compensation shall be treated as having the larger interest;



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     (3)  a 5-percent owner of the Company or an Affiliate; or

     (4) a 1-percent owner of the Company or an Affiliate having annual Section 415 Compensation of more than $150,000.

(b) An Employee is considered a "5-percent owner" if the Employee owns (or is considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(1)(B)) more than 5 percent of the outstanding stock of the Company or an Affiliate or stock possessing 5 percent of the total combined voting power of all of the stock of the Company or an Affiliate. For purposes of this paragraph, "stock" shall also mean the appropriate ownership interest of an Affiliate which is not a corporation. The same rules apply to determine whether an Employee is a 1-percent owner.

(c) If an Employee who has not terminated his employment ceases to be a Key Employee, such Employee's Account balance or accrued benefit shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which he was treated as a Key Employee. The Account balance or accrued benefit of any Employee or former Employee, who has not performed any services for the Company or any Affiliate at any time during the 5-year period ending on the Determination Date, will not be taken into account to determine whether the Plan or Aggregation Group is top-heavy.

13.3 TOP-HEAVY GROUP

For purposes of determining whether the Plan is a part of a Top-Heavy Group, the following rules shall apply:

(a) AGGREGATION GROUP. The required Aggregation Group shall include any plan maintained by the Company or an Affiliate which covers a Key Employee and any other plan which enables such a plan covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410(b). A permissive Aggregation Group shall include the required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410(b).

(b) TOP-HEAVY GROUP. An Aggregation Group is a Top-Heavy Group if the sum of the account balances of Key Employees under all defined contribution plans included in the group and the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60% of a similar sum determined for all Employees and their Beneficiaries under all such plans in the group. The present value of accrued benefits under defined benefit plans and the account balances under defined contribution plans shall



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     be determined separately as of each plan's determination date. For purposes of determining whether an Aggregation Group is a Top- Heavy Group, the present value of accrued benefits under all defined benefit plans in the Aggregation Group shall be determined using a single set of actuarial assumptions, as defined in such defined benefit plans. The determination of whether the Aggregation Group is a Top- Heavy Group shall be made using each plan's results as of that plan's determination date which falls within the calendar year. In any Plan Year, in testing for top-heaviness under this Article 13, the Company may, in its discretion, take into account accumulated accrued benefits and account balances in any other plan maintained by it or an Affiliate, so long as such expanded Aggregation Group continues to meet the requirements of Code sections 401(a)(4) and 410.

13.4 ADDITIONAL RULES

In determining the present value of the accrued benefits under a defined benefit plan and the sum of the account balances under a defined contribution plan, Company contributions and voluntary Employee contributions shall be taken into account and any rollover contribution or similar transaction initiated by the Employee, which results in a transfer to this Plan, shall not be taken into account. The present value of the accrued benefits in a defined benefit plan and the account balance in a defined contribution plan shall include any amount distributed to an Employee or Beneficiary within the five-year period ending on that plan's determination date.

The present value of any Employee's accrued benefit under any defined benefit plan as of any determination date shall be calculated (i) as of the most recent Actuarial Valuation Date which is within a 12-month period ending on the Determination Date, (ii) as if his employment terminated as of such valuation date, and (iii) without regard to the automatic preretirement survivor annuity benefit or any other nonproportional subsidy. The term "Actuarial Valuation Date" shall mean the valuation date used for computing plan costs for minimum funding.

13.5 CODE SECTION 415(H) ADJUSTMENT

If the Plan is determined to be top-heavy in any Plan Year, then the combined limits of Code section 415(e) and section 6.3 of the Plan shall be applied in accordance with Code section 416(h)(1) by substituting "1.0" for "1.25" in computing the defined benefit fraction and the defined contribution fraction under Plan section 6.3 and paragraphs 2(B) and 3(B) of Code section 415(e).




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13.6 MINIMUM CONTRIBUTIONS

If this Plan is determined to be top-heavy in any Plan Year under the provisions of section 13.1 or 13.3, then the aggregate contributions to be made by the Employer on behalf of each non-Key Employee for the Plan Year (excluding any contributions under sections 4.1, and 5.1, to the extent required in applicable regulations) shall not be less than 3 percent of the Participant's Section 415 Compensation for such year (or such lesser percentage as represents the maximum percentage of Section 415 Compensation contributed on behalf of a Key Employee for the Plan Year), as determined under section 416(c) of the Code. Code section 401(k) elective deferrals made on behalf of Key Employees shall be taken into account in determining the minimum contribution requirement of this section, but Code section 401(k) elective deferrals made on behalf of non- Key Employees shall not be treated as Employer contributions for purposes of such requirement. If the Plan is top-heavy and a minimum contribution is required for non-Key Employees, each non-Key Employee will receive a minimum contribution if he or she has not had a Separation from Service prior to the end of the Plan Year, regardless of his or her level of compensation and regardless of whether he or she has less than 1,000 hours of service (or the equivalent) during the Plan Year.




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ARTICLE 14. MISCELLANEOUS PROVISIONS

14.1 EMPLOYMENT RIGHTS

Neither anything contained in this Plan nor any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Committee, the Employer, the Company, the Trustee or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Employer. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension and discharge to the same extent as if this Plan had never been established.

14.2 NO EXAMINATION OR ACCOUNTING

Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of an Employer.

14.3 INVESTMENT RISK

The Participants and their Beneficiaries shall assume all risks in connection with any decreases in the value of any assets or funds which may be invested or reinvested in the Trust Fund which supports this Plan.

14.4 NON-ALIENATION

Except as permitted under the Plan in accordance with Code section 401(a)(13) and ERISA section 206(d) with respect to matters such as loans to Participants and assignments to Alternate Payees under Qualified Domestic Relations Orders, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his spouse or Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. In accordance with procedures consistent with Code section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each Alternate Payee of the Plan's receipt of a domestic relations order and its procedures for determining the qualified status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest legally permissible date) shall be honored by the Plan if the Committee determines that they constitute



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Qualified  Domestic  Relations  Orders.  Except as may  otherwise be required by regulations of the Secretary of Labor, such orders may not require a retroactive transfer of all or part of a Participant's Account to or for the benefit of an Alternate Payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide loans, self- directed investment elections, or other rights to Alternate Payees that are not available to Beneficiaries generally. To the full extent permitted by Code section 414(p)(10) and by the terms of a Qualified Domestic Relations Order, amounts assigned to an Alternate Payee may be paid as soon as possible in a lump sum, notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances to his credit under the Plan.

In cases where such full and prompt payment of amounts assigned to an Alternate Payee will not be made, the assigned amounts will be transferred within a reasonable time to the Income Fund and, pending payment, shall be maintained in a separate Account, for the benefit of the Alternate Payee.

14.5 INCOMPETENCY

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by



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law,  any such payment so made shall be a complete  discharge  of any  liability therefor under the Plan.

14.6 SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.7 SERVICE OF LEGAL PROCESS

The Corporate Secretary of the Company is hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena or other legal process.

14.8 HEADINGS OF ARTICLES AND SECTIONS

The headings of Articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

14.9 APPLICABLE LAW

To the extent that state law is not preempted by ERISA or any other law of the United States, the Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Texas, with the exception that any Trust Agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the state in which the Trustee thereunder is located.

14.10 SPECIAL DELAYED EFFECTIVE DATE

Notwithstanding any other provisions of this Plan to the contrary, the terms and provisions of this Plan as amended and restated effective as of the Restatement Date shall not be effective as to EP Participants until April 1, 1997. Until such delayed effective date, the terms and provisions of the EP Prior Plan shall continue to apply to such EP Plan Participants.

14.11 SPECIAL MILITARY LEAVE PROVISIONS

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credits with respect to "qualified military service" (as defined in Code section 414(u)(5)) shall be provided and administered in accordance with Code section 414(u). Additionally, loan repayments shall be suspended as permitted under Code section 414(u)(4). It is the intent of this section 14.11 to comply with the provisions and requirements of Code



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section  414(u)  as  implemented  and  interpreted  under  Plan   administrative
procedures and provisions as may be in effect from time to time.

                                       * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of January 1, 1997.


                                    EL PASO NATURAL GAS COMPANY,
                                    D.B.A. EL PASO ENERGY CORPORATION


                                    By: Joel Richardson, III


                                    Title: Senior Vice President

                                    Date Signed: January 1, 1997



ATTEST:



By: Stacy J. James

Title: Corporate Secretary





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